EXHIBIT 2.8                                                 EXECUTION VERSION








                              --------------------


                            ASSET PURCHASE AGREEMENT

                              --------------------

                                     Between

                                 ROUNDY'S, INC.

                                       and

                               NASH FINCH COMPANY

                          Dated as of February 24, 2005





                                TABLE OF CONTENTS

                                                                         Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Certain Defined Terms.........................................1
SECTION 1.02. Definitions..................................................10
SECTION 1.03. Interpretation and Rules of Construction.....................12

                                   ARTICLE II

                                PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of Purchased Assets........................12
SECTION 2.02. Assumption and Exclusion of Liabilities......................15
SECTION 2.03. Purchase Price; Allocation of Purchase Price.................16
SECTION 2.04. Closing......................................................17
SECTION 2.05. Closing Deliveries by the Seller.............................17
SECTION 2.06. Closing Deliveries by the Purchaser..........................18
SECTION 2.07. Post-Closing Adjustment of Purchase Price....................19

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

SECTION 3.01. Organization, Authority and Qualification of the Seller......21
SECTION 3.02. No Conflict..................................................22
SECTION 3.03. Governmental Consents and Approvals..........................22
SECTION 3.04. Financial Information; Books and Records.....................22
SECTION 3.05. Absence of Undisclosed Liabilities...........................23
SECTION 3.06. Receivables..................................................23
SECTION 3.07. Inventories..................................................23
SECTION 3.08. Conduct in the Ordinary Course; Absence of Certain Changes,
              Events and Conditions........................................24
SECTION 3.09. Litigation...................................................27
SECTION 3.10. Compliance with Laws.........................................27
SECTION 3.11. Environmental and Other Permits and Licenses; Related
              Matters......................................................27
SECTION 3.12. Material Contracts...........................................29
SECTION 3.13. Intellectual Property........................................30
SECTION 3.14. Real Property................................................31
SECTION 3.15. Tangible Personal Property...................................32
SECTION 3.16. Assets.......................................................33
SECTION 3.17. Customers....................................................33
SECTION 3.18. Taxes........................................................34
SECTION 3.19. Insurance....................................................34
SECTION 3.20. Full Disclosure..............................................34
SECTION 3.21. Brokers......................................................34
SECTION 3.22. Employee Benefit Matters.....................................34
SECTION 3.23. Labor Matters................................................36
SECTION 3.24. Key Employees................................................37

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

SECTION 4.01. Organization and Authority of the Purchaser..................37
SECTION 4.02. No Conflict..................................................37
SECTION 4.03. Governmental Consents and Approvals..........................38
SECTION 4.04. Litigation...................................................38
SECTION 4.05. Brokers......................................................38
SECTION 4.06. Financing....................................................38

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01. Conduct of Business Prior to the Closing.....................39
SECTION 5.02. Access to Information........................................39
SECTION 5.03. Confidentiality..............................................40
SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents....41
SECTION 5.05. Notice of Developments.......................................41
SECTION 5.06. Non-Competition..............................................42
SECTION 5.07. Excluded and Assumed Liabilities.............................43
SECTION 5.08. Transition Services..........................................43
SECTION 5.09. Tax Cooperation and Exchange of Information..................43
SECTION 5.10. Conveyance Taxes.............................................44
SECTION 5.11. Further Action...............................................44
SECTION 5.12. Risk of Loss.................................................44
SECTION 5.13. Proration of Certain Charges.................................45
SECTION 5.14. Cooperation..................................................45
SECTION 5.15. Transitional Use of Seller's Name............................46
SECTION 5.16. Private Label Inventory......................................46
SECTION 5.17. Software.....................................................47
SECTION 5.18. Amendment to the Disclosure Schedule.........................47

                                   ARTICLE VI

                                EMPLOYEE MATTERS

SECTION 6.01. Offer of Employment..........................................48
SECTION 6.02. Assumption of Collective Bargaining Agreements...............48
SECTION 6.03. Provision of Benefits........................................49
SECTION 6.04. Assumption of Midland 401(k) Plan............................49
SECTION 6.05. Withdrawal Liability.........................................49
SECTION 6.06. WARN  50
SECTION 6.07. Multiemployer Plan Obligations...............................50
SECTION 6.08. Personnel Files..............................................50

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

SECTION 7.01. Conditions to Obligations of the Seller......................50
SECTION 7.02. Conditions to Obligations of the Purchaser...................51

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.01. Survival of Representations and Warranties...................53
SECTION 8.02. Indemnification by the Seller................................53
SECTION 8.03. Indemnification by the Purchaser.............................54
SECTION 8.04. Limits on Indemnification....................................54
SECTION 8.05. Notice of Loss; Third Party Claims...........................55
SECTION 8.06. Tax Treatment................................................56
SECTION 8.07. Provisions Regarding Environmental Remediation...............56

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01. Termination..................................................57
SECTION 9.02. Effect of Termination........................................58

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01. Expenses....................................................58
SECTION 10.02. Notices.....................................................58
SECTION 10.03. Public Announcements........................................59
SECTION 10.04. Severability................................................59
SECTION 10.05. Entire Agreement............................................59
SECTION 10.06. Assignment..................................................60
SECTION 10.07. Amendment...................................................60
SECTION 10.08. Waiver......................................................60
SECTION 10.09. No Third Party Beneficiaries................................60
SECTION 10.10. Specific Performance........................................60
SECTION 10.11. Governing Law...............................................60
SECTION 10.12. Waiver of Jury Trial........................................61
SECTION 10.13. Counterparts................................................61

EXHIBITS

1.01(a) Form of Assignment of Lease

1.01(b) Form of Assumption Agreement

1.01(c) Form of Bill of Sale and Assignment

1.01(d) Form of Deed

1.01(e)-1 Mor For Less Distribution Center Customer License Agreement

1.01(e)-2 Pick `n Save Distribution Center Customer License Agreement

1.01(f) Purchased Stores License Agreements

5.08    Form of Transition Services Agreement

                  ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of February 24, 2005, between ROUNDY'S, INC., a Wisconsin corporation (the "Seller"), and NASH FINCH COMPANY, a Delaware corporation (the "Purchaser").

                  WHEREAS, the Seller, directly and through various subsidiaries, is engaged in the wholesale food and non-food products distribution business and the retail grocery business at various locations in the midwestern United States (the "Business"); and

                  WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Purchased Business (as defined below), including all right, title and interest of the Seller in and to the property and assets of the Purchased Business, and in connection therewith the Purchaser is willing to assume certain liabilities of the Seller relating thereto, all upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Seller and the Purchaser hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Certain Defined Terms.  For purposes of this Agreement:

                  "Acquisition Documents" means this Agreement, the Ancillary Agreements and any certificate, Financial Statement, report or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement.

                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "Ancillary Agreements" means the Bill of Sale, the Deeds, each Assignment of Lease, each Intellectual Property License Agreement, the Assumption Agreement and the Transition Services Agreement.

                  "Assignment of Lease" means the Assignment of Lease to be executed by the Seller at the Closing with respect to each parcel of Leased Real Property listed in Section 3.14(b) of the Disclosure Schedule, substantially in the form of Exhibit 1.01(a).

                  "Assumed Contracts" means all of the sales and purchase orders related to the Purchased Business, the Distribution Center Contracts, the Labor Agreements and those Material Contracts, licenses, sublicenses, contracts, agreements, leases and commitments listed in Section 1.01(a) of the Disclosure Schedule.

                  "Assumption Agreement" means the Assumption Agreement to be executed by the Purchaser and the Seller at the Closing, substantially in the form of Exhibit 1.01(b).

                  "Bill of Sale" means the Bill of Sale and Assignment to be executed by the Seller at the Closing, substantially in the form of Exhibit 1.01(c).

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of Minneapolis, Minnesota.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System, as updated through the Closing.

                  "Claims" means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements.

                  "Closing Statement of Net Assets" means the statement of net assets (including the related notes and schedules thereto) of the Purchased Business to be prepared pursuant to Section 2.07(a) and to be dated as of the Closing.

                  "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

                  "Commitment Letter" means the Second-Lien Financing Commitment Letter from Merrill Lynch Pierce, Fenner and Smith Incorporated, Merrill Lynch Capital Corporation, Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc., dated February 24, 2005.

                  "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

                  "Conveyance Taxes" means all sales, use, value added, transfer, stamp, stock transfer, real property transfer or gains and similar Taxes.

                  "Credit Agreement" means the Credit Agreement, dated as of November 12, 2004, among the Purchaser, various lenders, Deutsche Bank Trust Company Americas, as administrative agent, Harris Trust and Savings Bank, as syndication agent, and General Electric Capital Corporation and U.S. Bank National Association, as documentation agent, as amended by the First Amendment to the Credit Agreement, dated as of February 22, 2004, among the Purchaser, various lenders and Deutsche Bank Trust Company Americas, as administrative agent.

                  "Deeds" means the special or limited warranty deeds to be executed by the Seller at the Closing, substantially in the form of Exhibit 1.01(d), in order to convey to the Purchaser each parcel of Owned Real Property.

                  "Disclosure Schedule" means the Disclosure Schedule, dated as of the date hereof, delivered by the Seller to the Purchaser in connection with this Agreement.

                  "Distribution Center Contracts" means all contracts and agreements with any customer of any Purchased Distribution Center.

                  "Distribution Center Customer License Agreements" means the intellectual property license agreements to be executed by the parties hereto at the Closing, substantially in the form of Exhibit 1.01(e)-1 and Exhibit 1.01(e)-2, providing for the sublicense by the Purchaser of the names listed on
Section 1.01(b) of the Disclosure Schedule to customers of the Purchased Distribution Centers.

                  "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and Tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "Environmental Claim" means any Claim relating in any way to any Environmental Law including (a) any Claim by a Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law applicable to the Purchased Business, the Purchased Assets or the Real Property and (b) any Claim by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment, human health or safety, or natural resources.

                  "Environmental Laws" means all Laws, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, human health or safety, or natural resources.

                  "Environmental Liability" means any Liability arising from, because of or related to any action, event, circumstance or condition regarding pollution or protection of the environment, human health or safety, or natural resources relating to the Purchased Business, the Purchased Assets or the Real Property, including (A) any presence or Release of any Hazardous Material at, on, under, to or from the Real Property (and any migration of or Remedial Action relating to such Hazardous Material after the Closing), (B) any transportation, disposal or discharge, or the arrangement for such activities, of any Hazardous Material originating at the Real Property, (C) any noncompliance with or violation of any applicable Environmental Law by the Seller relating in any way to the Purchased Business, the Purchased Assets or the Real Property, and (D) any Environmental Claim relating to the Purchased Business or the Purchased Assets.

                  "Excluded Taxes" means (i) all Income Taxes owed by the Seller or any of its Affiliates for any period; (ii) all Taxes relating to the Excluded Assets or Excluded Liabilities for any period; (iii) all Taxes relating to the Purchased Assets, the Purchased Business or the Assumed Liabilities for any Pre-Closing Period; (iv) all Taxes of the Seller or any other Person by reason of being a member of a consolidated, combined, unitary or affiliated group that includes the Seller or any of its present or past Affiliates prior to the Closing, by reason of a tax sharing, tax indemnity or similar agreement entered into by the Seller or any of its present or past Affiliates prior to the Closing (other than this Agreement) or by reason of transferee or successor liability arising in respect of a transaction undertaken by the Seller or any of its present or past Affiliates prior to the Closing; (v) all Conveyance Taxes which become payable in connection with the transactions contemplated by this Agreement; (vi) Taxes imposed on the Purchaser as a result of any breach of warranty or misrepresentation under Section 3.18, or breach by the Seller of any covenant relating to Taxes; and (vii) any liability of Purchaser, including, without limitation, for withholding obligations, resulting from Taxes levied on the Purchased Assets pursuant to Ohio Sections 5739.01 to 5739.31, inclusive. For purposes of this Agreement, in the case of any Straddle Period, (i) Property Taxes relating to the Purchased Assets allocable to the Pre-Closing Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that fall within the Pre-Closing Period and the denominator of which is the number of days in the entire Straddle Period, and (ii) Taxes (other than Property Taxes) relating to the Purchased Assets for the Pre-Closing Period shall be computed as if such taxable period ended as of the close of business on the date of the Closing.

                  "GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

                  "GM/HBC Business" means the general merchandise and health and beauty care products distribution business of the Seller serviced from the Wisconsin Facility and involving any customer of the Purchased Distribution Centers.

                  "Governmental Authority" means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "Hazardous Material" means any (a) radon gas, petroleum and petroleum product, by-products and breakdown product, radioactive material, asbestos-containing material, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), transformer or other equipment to the extent that it contains PCBs, and (b) any other chemical, material or substance the presence of which causes a nuisance or trespass of any kind or which is regulated by any Environmental Law, but only to the extent that the presence, use, handling, transportation, treatment, manufacture, storage, disposal or Release of such a chemical, material or substance described in clause (a) or (b) immediately preceding violates an Environmental Law applicable to the Purchased Business, the Purchased Assets or the Real Property or is of a quantity or nature that is not customary for enterprises such as the Purchased Business.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Income Taxes" means Taxes imposed on or measured by reference to gross or net income or receipts, and franchise, net worth, capital or similar doing business Taxes.

                  "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (h) all of the items referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Indemnified Party" means a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.

                  "Indemnifying Party" means the Seller pursuant to Section 8.02 or the Purchaser pursuant to Section 8.03, as the case may be.

                  "Intellectual Property" means (i) patents, patent applications and statutory invention registrations, (ii) registered and unregistered trademarks, service marks, domain names, URLs, trade dress, logos, trade names, corporate names and other identifiers of source or goodwill, including registrations and applications for registration thereof, and including the goodwill of the business symbolized thereby or associated therewith, (iii) mask works and copyrights, including copyrights in computer software, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets, know-how and invention rights.

                  "Intellectual Property License Agreements" means the Distribution Center Customer License Agreements and the Purchased Stores License Agreements.

                  "Intercompany Payables" means the aggregate of all outstanding amounts owed by the Seller (related to the Purchased Business) to any Affiliate of the Seller, as of any date (together with accrued interest up to such date, if any).

                  "Intercompany Receivables" means the aggregate of all outstanding amounts owed by any Affiliate of the Seller (related to the Purchased Business) to the Seller, as of any date (together with accrued interest up to such date, if any).

                  "Inventories" means all inventory, merchandise, finished goods, raw materials, packaging, labels, supplies and other personal property related to the Purchased Business and maintained, held or stored by or for the Seller at the Closing at any of the Purchased Distribution Centers or the Purchased Stores and any prepaid deposits for any of the same; provided that Inventory shall not include any inventory, merchandise, finished goods, raw materials, packaging, labels, supplies and other personal property related to the Purchased Business that is out of code, close dated, damaged or otherwise unsaleable.

                  "IRS" means the Internal Revenue Service of the United States.

                  "Law" means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law), and any permit, approval, identification number, license or other authorization required or issued thereunder.

                  "Leased Real Property" means, collectively, all of the real property leased by the Seller (or one of its Affiliates), as tenant, that is related to or used in connection with the Purchased Business, being the Leased Store Sites, the Leased Warehouse and the Non-Operating Store Sites.

                  "Leased Store Sites" means the real property leased by the Seller or its Affiliates, as tenant, at the addresses listed in Section 1.01(c) of the Disclosure Schedule, together with, to the extent leased by the Seller or its Affiliates (in connection with the Purchased Business), all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller or its Affiliates (related to the Purchased Business) attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Leased Warehouse" means the real property leased by Scot Lad-Lima, Inc. at 1601 E. Fourth Street, Lima, Ohio, together with, to the extent leased by Scot Lad-Lima, Inc., all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller or its Affiliates attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                  "Material Adverse Effect" means any circumstance, change in or effect on the Purchased Business or the Seller that, individually or in the aggregate with all other circumstances, changes in or effects on the Purchased Business or the Seller: (a) is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities (including contingent liabilities), employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) of the Purchased Business or (b) is reasonably likely to materially adversely affect the ability of the Purchaser to operate or conduct the Purchased Business in the manner in which it is currently conducted by the Seller, other than any change in or effect on the Purchased Business relating to events, circumstances, changes or effects that generally affect the industry in which the Purchased Business operates.

                  "Net Book Value" means the excess of the book value of the Purchased Assets over the book value of the Assumed Liabilities, as shown on the Closing Statement of Net Assets or the Reference Statement of Net Assets, as the case may be.

                  "Non-Operating Store Sites" means the retail store locations leased by the Seller or its Affiliates from third parties and subleased by the Seller or its Affiliates to independent retail operators, at the addresses listed in Section 1.01(d) of the Disclosure Schedule.

                  "Owned Real Property" means all of the real property related to or used in connection with the Purchased Business in which the Seller or any of its Affiliates has fee title (or equivalent) interest listed in Section 3.14(a) of the Disclosure Schedule, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller and its Affiliates that are related to or used in connection with the Purchased Business attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Permitted Encumbrances" means such of the following, to the extent they relate to the Purchased Business, as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which the Seller is not otherwise subject to civil or criminal liability due to the existence of any of the following: (a) liens for Taxes not yet due and payable which are not in excess of $400,000; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are not (i) overdue for a period of more than 30 days and (ii) in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) liens to be terminated or released at or prior to the Closing Date; and (e) municipal and zoning ordinances and agreements entered under them, recorded easements for the distribution of utility and municipal services, recorded building and use restrictions and covenants, minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that, in each case, (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes.

                  "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "Pre-Closing Period" means any taxable period (or portion thereof) ending on or prior to the Closing Date.

                  "Private Label Inventory" means any inventory, merchandise, finished goods, packaging, labels or supplies related to any products sold, marketed or distributed by the Seller under the "Roundy's" or "Old Time" labels.

                  "Product Liabilities" means, with respect to any products marketed, distributed or sold by the Seller relating to the Purchased Business, all Liabilities resulting from actual or alleged harm, injury, damage or death to persons, property or business, irrespective of the legal theory asserted.

                  "Property Taxes" means real and personal ad valorem property Taxes and any other Taxes imposed on a periodic basis and measured by the level of any item.

                  "Purchase Price Bank Account" means a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least five Business Days before the Closing.

                  "Purchased Business" means (i) the wholesale food and non-food distribution business conducted by the Seller, Scot Lad-Lima, Inc. and The Midland Grocery Company out of the Purchased Distribution Centers and the Leased Warehouse and all of the customer accounts serviced by the Purchased Distribution Centers and the Leased Warehouse as of the date hereof other than the Seller's corporate-owned retail grocery stores located in Wisconsin and Illinois, (ii) the retail grocery business conducted, directly and indirectly, by the Seller and Shop-Rite, Inc. at the Purchased Stores and (iii) the GM/HBC Business.

                  "Purchased Distribution Centers" means the wholesale food and non-food distribution centers of The Midland Grocery Company and Scot Lad-Lima, Inc. located at 6500 South U.S. 421, Westville, Indiana 46391 and 1100 Prosperity Road, Lima, Ohio 45802.

                  "Purchased Stores" means the Pick `n Save stores leased by the Seller or its Affiliates at 1113 Ironton Hill Drive, Ironton, Ohio 45638 and 719 Fox Road, Van Wert, Ohio 45891.

                  "Purchased Stores License Agreements" means the intellectual property license agreement to be executed by the parties hereto at the Closing, substantially in the form of Exhibit 1.01(f) providing for the license by the Purchaser of the "Pick `n Save", "Advantage" and "Advantage Plus" names with respect to each of the Purchased Stores.

                  "Purchaser's Accountants" means the Minneapolis, Minnesota offices of Ernst & Young LLP, independent accountants of the Purchaser.

                  "Purchaser's Licensed Intellectual Property" means the Intellectual Property licensed by the Purchaser from the Seller pursuant to the Intellectual Property License Agreements.

                  "Real Property" means the Leased Real Property and the Owned Real Property.

                  "Receivables" means any and all accounts receivable, notes and other amounts receivable from third parties, including customers and employees, arising from the conduct of the Purchased Business before the Closing, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon but only to the extent the same are included within those of the Seller's Receivables accounts that are included on the Reference Statement of Net Assets in accordance with the Accounting Policies.

                  "Reference Statement Date" means October 2, 2004.

                  "Reference Statement of Net Assets" means the statement of net assets (including the related notes and schedules thereto) of the Purchased Business, dated as of October 2, 2004, a copy of which is set forth in Section 1.01(e) of the Disclosure Schedule.

                  "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

                  "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.

                  "Remedial Action" means all action to: (a) clean up, remove, treat or handle in any other way Hazardous Materials in the environment; (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the environment; or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring.

                  "Scot Lad-Lima, Inc." means Scot Lad-Lima, Inc., an Ohio corporation and an indirect, wholly owned subsidiary of the Seller.

                  "Seller's Accountants" means the Milwaukee, Wisconsin offices of Ernst & Young LLP, independent accountants of the Seller.

                  "Seller's Knowledge", "Knowledge of the Seller" or similar terms used in this Agreement means the actual knowledge of the individuals listed on Section 1.01(f) of the Disclosure Schedule and the knowledge a reasonable business person acting in such individual's capacity would have obtained after making due inquiry.

                  "Shop-Rite, Inc." means Shop-Rite, Inc., a Wisconsin corporation and an indirect, wholly owned subsidiary of the Seller.

                  "Straddle Period" means any taxable period beginning on or prior to and ending after the Closing Date.

                  "Tax" or "Taxes" means (a) any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges, (b) any liability for the payment of Tax as a result of membership in any consolidated, affiliated, combined or unitary group of corporations with respect to which the Seller or any of its Affiliates is or has been a member on or prior to the Closing Date and (c) any transferee or secondary liability in respect of any Tax (whether imposed by Law or contractual arrangement).

                  "Tax Returns" means any return, declaration, report, election, claim for refund or information return or other statement or form filed or required to be filed with any Tax authority relating to Taxes, including any schedule or attachment thereto or any amendment thereof.

                  "The Midland Grocery Company" means The Midland Grocery Company, an Ohio corporation and an indirect, wholly owned subsidiary of the Seller.

                  "Wisconsin Facility" means the Seller's distribution facility located at 400 Walter Road, Mazomanie, Wisconsin 53560.

SECTION 1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:

                  Definition                                       Location
                  "401(k) Plans"..............................     3.22(d)
                  "Agreement".................................     Preamble
                  "Allocation"................................     2.03(b)
                  "Amended Disclosure Schedule"...............     5.18
                  "Ancillary Lease Documents".................     3.14(d)
                  "Assumed 401(k) Plan".......................     3.22(a)
                  "Assumed Liabilities".......................     2.02(a)
                  "Business"..................................     Recitals
                  "Cap".......................................     8.04(a)
                  "Chicago Customers".........................     5.06(b)
                  "Closing"...................................     2.04
                  "Closing Date"..............................     2.04
                  "Confidential Information"..................     5.03
                  "Contract Consents".........................     3.12(b)
                  "Covered Business"..........................     5.06(a)
                  "Covered Employee"..........................     3.22(a)
                  "Covered Territory".........................     5.06(a)
                  "Deductible"................................     8.04(a)
                  "DOS/VSE Software"..........................     5.17(b)
                  "ERISA".....................................     3.22(a)
                  "Environmental Cap".........................     8.04(b)
                  "Environmental Deductible"..................     8.04(b)
                  "Environmental Losses"......................     8.04(b)
                  "Excluded Assets"...........................     2.01(b)
                  "Excluded Liabilities"......................     2.02(b)
                  "Financial Statements"......................     3.04(a)
                  "GAAP Exceptions"...........................     3.04(a)
                  "IBM Computer"..............................     2.01(a)(xiii)
                  "Independent Accounting Firm"...............     2.07(b)(ii)
                  "Inventory Determination"...................     2.07(a)
                  "Labor Agreements"..........................     6.02
                  "lease".....................................     3.12(a)
                  "Lima Transferred Employees"................     6.03
                  "Lima Collective Bargaining Agreements".....     6.03
                  "Loss"......................................     8.02
                  "Material Contracts"........................     3.12(a)
                  "Multiemployer Pension Plan"................     6.03
                  "Multiemployer Plan"........................     3.22(b)
                  "Multiple Employer Plan"...................      3.22(b)
                  "MVS/BICEPS Software"......................      5.17(a)
                  "Non-Union Covered Employees"..............      6.01(b)
                  "OCTVI"....................................      6.03
                  "Options"..................................      3.14(d)
                  "Plans"....................................      3.22(a)
                  "Pre-Existing Chicago Supply Relatinship"..      5.06(b)
                  "Purchase Price"...........................      2.03(a)
                  "Purchased Assets".........................      2.01(a)
                  "Purchased Stores Cash Amount".............      2.01(a)(xiv)
                  "Purchased Stores Effective Time............     2.04
                  "Purchaser".................................     Preamble
                  "Purchaser Indemnified Party"...............     8.02
                  "Purchaser's Plans".........................     6.03
                  "Remedial Action Approval"..................     8.07(a)
                  "Remedial Action Approval Date".............     8.07(a)
                  "Restricted Period".........................     5.06(a)
                  "Seller"....................................     Preamble
                  "Seller Indemnified Party"..................     8.03
                  "Seller's Marks"............................     5.15
                  "Subject Property"..........................     8.07
                  "Tangible Personal Property"................     3.15(a)
                  "Third Party Claim".........................     8.05(b)
                  "Title Company".............................     7.02(g)
                  "Transferred Employee"......................     6.01(b)
                  "Transferred Union Employees"...............     6.02
                  "Transition Services Agreement".............     5.08
                  "Transition Software".......................     5.17(b)
                  "Unadjusted Closing Inventory Amo...........     2.07(c)(iii)

SECTION 1.03. Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation;"

(d) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws; and

(h) references to a Person are also to its successors and permitted assigns.

                                    ARTICLE II

                                PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of Purchased Assets. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser, and the Purchaser shall purchase from the Seller, all the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Seller or to which the Seller is directly or indirectly entitled and, in any case, belonging to or used or intended to be used in the Purchased Business, other than the Excluded Assets (the assets to be purchased by the Purchaser being referred to as the "Purchased Assets"), including the following:

(i) all the Owned Real Property and all rights of the Seller in respect of the Leased Real Property;

(ii) all furniture, fixtures, equipment, machinery and other tangible personal property used or held for use by the Seller at the Purchased Distribution Centers, the Leased Warehouse, the Leased Store Sites and the Purchased Stores, or otherwise owned or held by the Seller at the Closing for use in the conduct of the Purchased Business at the Purchased Distribution Centers, the Leased Warehouse, the Leased Store Sites and the Purchased Stores and not otherwise included in clause (i) above;

(iii) all of the tractors, spotters and trailers used in the Purchased Business, which are listed on Section 2.01(a)(iii) of the Disclosure Schedule;

(iv)     all Inventories;

(v)      all Receivables other than the Intercompany Receivables;

(vi) all books of account and financial records of the Purchased Business located at the Purchased Distribution Centers, the Purchased Stores and the Leased Warehouse, personnel records relating to the Transferred Employee in accordance with Section 6.08, invoices, shipping records, supplier lists, customer lists, correspondence and other documents, records and files and any rights thereto owned, primarily associated with or employed by the Seller in connection with the Purchased Business other than organizational documents, minute and stock record books and the corporate seal of the Seller;

(vii) the goodwill of the Seller relating to the Purchased Business other than any goodwill relating to the Excluded Assets;

(viii) all claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials, or equipment, or components thereof), related to the other Purchased Assets pertaining to, arising out of and inuring to the benefit of the Seller, except as set forth in Section 2.01(b)(xii);

(ix) all sales and promotional literature, customer lists and other sales-related materials related to the Purchased Business owned, used, associated with or employed by the Seller at the Closing;

(x) all rights of the Seller under all of the Assumed Contracts and under all bids and offers related to the Purchased Business (to the extent such offers are transferable);

(xi) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Seller that participates in the conduct of the Purchased Business in connection with, or required for, the Purchased Business, to the extent transferable;

(xii) all warranties, representations and guarantees made by suppliers of products, materials, or equipment (or components thereof), related to the Purchased Business pertaining to, arising out of and inuring to the benefit of the Seller;

(xiii) the IBM 2066-0E1 computer located at the Seller's facility at 875 East Wisconsin Avenue, Milwaukee, Wisconsin, 53202 (the "IBM Computer");

(xiv) all cash on hand at the Purchased Stores as of the Purchased Stores Effective Time for each Purchased Store (the "Purchased Stores Cash Amount"); and

(xv) except as set forth in Section 2.01(b), all of the Seller's right, title and interest at the Closing in, to and under all other assets, rights and claims of every kind and nature used or intended to be used in the operation of, or residing with, the Purchased Business.

(b) Notwithstanding anything in Section 2.01(a) to the contrary, the Purchased Assets shall exclude the following assets and properties owned by the Seller (the "Excluded Assets"):

(i)      the Purchase Price Bank Account;

(ii)     all rights of the Seller under this Agreement and the Ancillary
         Agreements;

(iii) except as provided in Section 2.01(a)(xiv), all cash and cash equivalents, securities, and negotiable instruments of the Seller on hand, in lock boxes, in financial institutions or elsewhere, as of 12:01 a.m. central standard time on the Closing Date, including all cash residing in any collateral cash account securing any obligation or contingent obligation of the Seller;

(iv)     all Intercompany Receivables;

(v) any rights to Tax refunds, credits or similar benefits attributable to Excluded Taxes;

(vi)     Tax Returns of the Seller (and related workpapers);

(vii)    the assets set forth on Section 2.01(b)(vii) of the Disclosure
         Schedule;

(viii) all Intellectual Property of the Seller, except to the extent licensed to the Purchaser pursuant to the Intellectual Property License Agreements;

(ix) any of the Seller's insurance policies and any and all claims or rights thereunder;

(x) any assets of the Seller or any subsidiary of the Seller which are not primarily used or held for use in the Purchased Business;

(xi) any rights the Seller may have against third parties under contracts or agreements to which the Seller is a party, except for the Assumed Contracts (other than any rights (other than rights of the type reflected on the Reference Statement of Net Assets) under the Assumed Contracts to amounts due or to become due the Seller from the counterparties thereunder relating exclusively to time periods prior to the Closing or events occurring prior to the Closing, which rights shall be retained by the Seller);

(xii) post audit claims against vendors in favor of the Seller or its Affiliates attributable to the Inventory purchased by the Seller prior to the Closing Date; and

(xiii)   all of the assets of the Seller located at the Wisconsin Facility.

SECTION 2.02. Assumption and Exclusion of Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Purchaser shall assume and shall agree to pay, perform and discharge the following Liabilities of the Seller (the "Assumed Liabilities"):

(i) all Liabilities accrued on the Reference Statement of Net Assets to the extent such Liabilities have not been paid or discharged by the Seller on or prior to the Closing Date;

(ii) all Liabilities of the Seller arising under the Assumed Contracts (other than Liabilities or obligations attributable to any failure by the Seller to comply with the terms thereof or, except as expressly provided by Article VI hereof, any Liability of the Seller arising prior to the Closing Date under any collective bargaining agreement covering Covered Employees);

(iii) all Liabilities of the type included within the accounts on the Reference Statement of Net Assets arising out of or relating primarily to the Purchased Business and incurred in the ordinary course of the Purchased Business since the Reference Statement Date; and

(iv) all Liabilities for workers compensation benefits payable to Transferred Employees with respect to any injuries sustained after the Closing Date.

(b) Notwithstanding subsection (a) above, the Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities of the Seller as of the Closing other than the Assumed Liabilities (the "Excluded Liabilities"), including:

(i)      all Excluded Taxes;

(ii)     all Liabilities relating to or arising out of the Excluded Assets;

(iii) all Liabilities for product warranty claims relating to products of the Purchased Business and all Product Liabilities;

(iv)     all Intercompany Payables;

(v)      except as expressly set forth in Sections 2.02(a)(i) or (iii) or
         Article VI, all Liabilities relating to or arising out of the employment or termination of employment of employees of the Purchased Business prior to the Closing Date;

(vi)     except as expressly set forth in Sections 2.02(a)(i) or (iii) or
         Article VI, all Liabilities relating to or arising out of any Plans;

(vii) all Liabilities relating to or arising out of any Claims made prior to the Closing Date against the Seller or any of its Affiliates relating to the Purchased Business, the Purchased Assets or the Real Property;

(viii) all Liabilities for workers compensation benefits payable to Covered Employees with respect to any injuries sustained on or prior to the Closing Date regardless of when a claim is made relating to such injury;

(ix) all Liabilities for any brokerage, finder's or other fee or commission payable to any broker, finder or investment banker retained by the Seller or any of its Affiliates in connection with the transactions contemplated by this Agreement or any Ancillary Agreement; and

(x)      except as set forth in Section 2.02(a), all contingent Liabilities.

SECTION 2.03. Purchase Price; Allocation of Purchase Price. (a) Subject to the adjustments set forth in Section 2.07, the purchase price for the Purchased Assets shall be $225,715,316 (the "Purchase Price"). The Purchaser shall deduct from the Purchase Price (including any amounts payable under Section 2.07) any amounts required to be withheld and deducted under the Code or other applicable Tax Law. Any amounts so deducted shall be remitted by the Purchaser to the appropriate Governmental Authority on a timely basis.

(b) Within 90 Business Days after the Closing, the Purchaser shall provide the Seller with a proposed allocation of the sum of the Purchase Price and the Assumed Liabilities among the Purchased Assets for their review and comment (the "Allocation"); provided that the Allocation shall be in accordance with Section 1060 of the Code and the Regulations thereunder. If the Seller does not provide any comments to the Purchaser in writing within 30 Business Days following delivery by the Purchaser of the proposed Allocation, then the Allocation proposed by the Purchaser shall be deemed to be final and binding absent manifest error. If, however, the Seller submits comments to the Purchaser within such 30 Business Day period, the Purchaser and Seller shall negotiate in good faith to resolve any differences within 30 Business Days. If the Seller and the Purchaser are unable to reach a resolution within such 30 Business Day period, then all remaining disputed items shall be submitted for resolution to the Independent Accounting Firm, which shall make a final determination as to the disputed items within 30 Business Days after such submission, and such determination shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Independent Accounting Firm arising under this
Section 2.03(b) shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted. Any subsequent adjustments to the sum of the Purchase Price and Assumed Liabilities shall be reflected in the Allocation in a manner consistent with Section 1060 of the Code and the Regulations thereunder. For all Tax purposes, the Purchaser and the Seller agree that the transactions contemplated in this Agreement shall be reported in a manner consistent with the terms of this Agreement, including the Allocation, and that none of them will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation, or otherwise (and the Seller shall cause its Affiliates to comply with the foregoing). The Seller and the Purchaser agree to cooperate with the other in preparing IRS Form 8594, and to furnish the other with a copy of such Form prepared in draft form within a reasonable period before its filing due date.

SECTION 2.04. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Whyte Hirschboeck Dudek S.C., located at 555 E. Wells Street, Suite 1900, Milwaukee, Wisconsin, 53202-3819 at 10:00 a.m. central standard time on the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Section 7.01(b) and Sections 7.02(b), (d), (e), (g) and (h) or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the "Closing Date"). With respect to each of the Purchased Stores, the Closing shall be effective as of the completion of the Inventory Determination on the Closing Date at each Purchased Store (the "Purchased Stores Effective Time").

SECTION 2.05. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver to the Purchaser:

(a) the Bill of Sale, the Deeds with all required documentary and Conveyance Tax stamps affixed and such other instruments, in form and substance satisfactory to the Purchaser, as may be requested by the Purchaser to transfer the Purchased Assets to the Purchaser or evidence such transfer on the public records;

(b) executed counterparts of the Assumption Agreement, each Assignment of Lease and each Intellectual Property License Agreement;

(c) executed counterparts of each Ancillary Agreement to which the Seller is a party other than the Ancillary Agreements delivered pursuant to
         Section 2.05(a) and (b);

(d) affidavits of title and such other affidavits as may be required by the Title Company in connection with the conveyance of the Real Property;

(e)      a receipt for the Purchase Price;

(f) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

(g) a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder;

(h) a certificate of a duly authorized officer of the Seller certifying as to the matters set forth in Section 7.02(a); and

(i) a certificate of non-foreign status (in a form reasonably acceptable to the Purchaser) pursuant to Section 1.1445-2(b)(2) of the Regulations from the Seller.

SECTION 2.06. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller:

(a) the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account;

(b) executed counterparts of the Assumption Agreement, each Assignment of Lease and each Intellectual Property License Agreement;

(c) executed counterparts of each Ancillary Agreement (other than the Ancillary Agreements delivered pursuant to Section 2.06(b)) to which the Purchaser is a party;

(d) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

(e) a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder; and

(f) a certificate of a duly authorized officer of the Purchaser certifying as to the matters set forth in Section 7.01(a).

SECTION 2.07. Post-Closing Adjustment of Purchase Price. The Purchase Price shall be subject to adjustment after the Closing as specified in this Section 2.07:

(a) Closing Statement of Net Assets. As promptly as practicable, but in any event within 90 calendar days following the Closing, the Purchaser shall deliver to the Seller the Closing Statement of Net Assets, together with the report thereon of the Purchaser's Accountants, stating that the Closing Statement of Net Assets fairly presents the financial position of the Purchased Business (including only the Purchased Assets and the Assumed Liabilities and excluding the Excluded Assets and the Excluded Liabilities) as of the Closing Date prepared on a basis consistent with the preparation of the Reference Statement of Net Assets. The Seller will reasonably cooperate with the Purchaser in connection with the preparation of the Closing Statement of Net Assets, including providing the Purchaser and its representatives, including the Purchaser's Accountants, with such information (financial or other) as may be necessary for the Purchaser to prepare the Closing
         Statement of Net Assets in accordance with this Section 2.07(a). No later than five Business Days prior to the Closing, the Seller shall take a physical inventory of the Inventory located at the Purchased Distribution Centers and on the Closing Date, the Seller shall take a physical inventory of the Inventory located at the Purchased Stores, each for the purpose of preparing the Closing Statement of Net Assets (together, the "Inventory Determination"), and representatives of the Purchaser shall participate in such Inventory Determination. The Inventory Determination shall be conducted in a manner consistent with the Seller's past practices of inventory determination and valuation in the preparation of the Seller's financial statements. At the conclusion of the Inventory Determination, the Seller shall prepare and deliver to the Purchaser a report consistent with reports customarily prepared by the Seller in connection with its performance of a physical inventory. The parties agree that the out-of-pocket costs of the Inventory Determination shall be borne equally by the Purchaser and the Seller.

(b) Disputes. (i) Subject to clause (ii) of this Section 2.07(b), the Closing Statement of Net Assets delivered by the Purchaser to the Seller shall be final, binding and conclusive on the parties hereto.

(ii) The Seller may dispute any amounts reflected on the Closing Statement of Net Assets, but only on the basis that the amounts reflected on the Closing Statement of Net Assets were not arrived at in a manner consistent with the preparation of the Reference Statement of Net Assets or were arrived at based on mathematical or clerical error; provided, however, that the Seller shall have notified the Purchaser and the Purchaser's Accountants in writing of each disputed item, specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 30 Business Days of the Purchaser's delivery of the Closing Statement of Net Assets to the Seller. In the event of such a dispute, the Seller's Accountants and the Purchaser's Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If the Seller's Accountants and the Purchaser's Accountants are unable to reach a resolution with such effect within 20 Business Days after the receipt by the Purchaser and the Purchaser's Accountants of the Seller's written notice of dispute, the Seller's Accountants and the Purchaser's Accountants shall submit the items remaining in dispute for resolution to PricewaterhouseCoopers (or, if such firm shall decline or is unable to act or is not, at the time of such submission, independent of the Seller and the Purchaser, to another independent accounting firm of international reputation mutually acceptable to the Seller and the Purchaser) (either PricewaterhouseCoopers or such other accounting firm being referred to herein as the "Independent Accounting Firm"), which shall, within 30 Business Days after such submission, determine and report to the Seller and the Purchaser upon such remaining disputed items, and such report shall be final, binding and conclusive on the parties hereto.The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

(iii) In acting under this Agreement, the Seller's Accountants, the Purchaser's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

(iv) In acting under this Agreement, except as may be otherwise necessary pursuant to Section 5.14, (1) no individual employed by the Seller's Accountants who has worked on any matters for the Purchaser during the last 45 days shall act in any way for the Purchaser's Accountants in any matters arising under this Agreement and (2) no individual employed by the Purchaser's Accountant who has worked on any matters for the Seller during the last 45 days shall act in any way for the Seller's Accountants in any matters arising under this Agreement.

(c) Purchase Price Adjustment. The Closing Statement of Net Assets shall be deemed final for the purposes of this Section 2.07 upon the earliest of (x) the failure of the Seller to notify the Purchaser of a dispute within 30 Business Days of the Purchaser's delivery of the Closing Statement of Net Assets to the Seller, (y) the resolution of all disputes, pursuant to
                  Section 2.07(b)(ii), by the Seller's Accountants and the Purchaser's Accountants and (z) the resolution of all disputes, pursuant to Section 2.07(b)(ii), by the Independent Accounting Firm. Within three Business Days of the Closing Statement of Net Assets being deemed final, a Purchase Price adjustment shall be made as follows:

(i) In the event that the Net Book Value reflected on the Reference Statement of Net Assets exceeds the Net Book Value reflected on the Closing Statement of Net Assets, then the Purchase Price shall be adjusted downward in an amount equal to such excess and the Seller shall pay the amount of such excess to the Purchaser by wire transfer in immediately available funds.

(ii) In the event that the Net Book Value reflected on the Closing Statement of Net Assets exceeds the Net Book Value reflected on the Reference Statement of Net Assets, then the Purchase Price shall be adjusted upward in an amount equal to such excess and the Purchaser shall pay the amount of such excess to the Seller by wire transfer in immediately available funds.

(iii) The Purchase Price shall be adjusted downward by an amount equal to the aggregate of the adjustments set forth on Section 2.07(c)(iii) of the Disclosure Schedule, as applied to the Inventory on hand as of the Closing as set forth on the Closing Statement of Net Assets as determined in accordance with Section 2.07(c)(iii) of the Disclosure Schedule (the "Unadjusted Closing Inventory Amount").

(iv) The Purchase Price shall be adjusted upward by an amount equal to eighty percent (80%) of the Unadjusted Closing Inventory Amount of the Private Label Inventory on hand as of the Closing.

(v) The Purchase Price shall be adjusted upward by an amount equal to the book value, as of the Closing Date, of the Receivables attributable to the GM/HBC Business, which are excluded from the Closing Statement of Net Assets, net of a discount for uncollectible accounts in the amount of $301,000.

(vi) The Purchase Price shall be adjusted upward by an amount equal to the Purchased Stores Cash Amount.

(vii) The Purchase Price shall be adjusted upward by $25,000 to reflect the value of the IBM Computer transferred from the Seller to the Purchaser pursuant to Section 2.01(a)(xiii).

(d) Interest on Payments. Any payments required to be made by the parties pursuant to Section 2.07(c) shall bear interest from the Closing Date through the date of payment at the rate of interest publicly announced by Deutsche Bank Trust Company Americas or any successor thereto in New York, New York from time to time as its prime lending rate from the Closing to the date of each payment.


                                 ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

                  As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

SECTION 3.01. Organization, Authority and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified and in good standing would not adversely affect the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements. The execution and delivery of this Agreement and the Ancillary Agreements by the Seller, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Seller. This Agreement has been, and upon their execution the Ancillary Agreements shall have been, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

SECTION 3.02. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.03 have been obtained and any applicable waiting period has expired or been terminated, and except for the Contract Consents, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller does not and will not (a) violate, conflict with or result in the breach of any provision of its certificate of incorporation or by-laws (or similar organizational documents), (b) conflict with or violate (or cause an event which would have a Material Adverse Effect as a result of ) any Law or Governmental Order applicable to the Seller, or any of its assets, properties or businesses, including the Purchased Business, or (c) except as set forth in Section 3.02(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) on any of the Purchased Assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller is a party or by which any of the Purchased Assets is bound or affected, except, in the case of clause (c), to the extent that such conflicts, breaches, defaults or other matters would not (i) adversely affect the ability of the Seller to carry out their respective obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements or (ii) adversely affect the ability of the Seller to conduct the Purchased Business.

SECTION 3.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and each Ancillary Agreement by the Seller does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except for the pre-merger notification and waiting period requirements of the HSR Act.

SECTION 3.04. Financial Information; Books and Records. (a) True and complete copies of (i) the Reference Statement of Net Assets and (ii) the balance sheets of each Purchased Distribution Center and Purchased Store as of December 28, 2002, January 3, 2004 and January 1, 2005, and the related statements of income and stockholder's equity (collectively referred to herein as the "Financial Statements"), have been delivered by the Seller to the Purchaser. The Reference Statement of Net Assets (i) was prepared in accordance with the books of account and other financial records of the Seller, (ii) presents fairly, in all material respects, the financial position of the Purchased Business as of the date thereof (except that it excludes the Excluded Assets and Excluded Liabilities),
(iii) has been prepared in accordance with subsection (iii) of the following sentence, applied on a basis consistent with the past practices of the Seller (except that it excludes the Excluded Assets and Excluded Liabilities), and (iv) includes, all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the financial position of the Purchased Business as of the date thereof. The Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Seller,
(ii) present fairly, in all material respects, the financial position and results of operations of the Purchased Business as of the dates thereof or for the periods covered thereby, and (iii) have been prepared in accordance with GAAP, except as set forth in Section 3.04(a) of the Disclosure Schedule (the "GAAP Exceptions"), applied on a basis consistent with the past practices of the Seller and (iv) include all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the financial position of the Purchased Business and the results of the operations of the Purchased Business as of the dates thereof or for the periods covered thereby.

(b) The books of account and other financial records of the Purchased Business:
(i) reflect, in all material respects, all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP, except for the GAAP Exceptions applied on a basis consistent with the past practices of the Seller; (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies; and
(iii) have been maintained in accordance with GAAP, except for the GAAP Exceptions.

SECTION 3.05. Absence of Undisclosed Liabilities. There are no Liabilities of the Purchased Business, other than Liabilities (a) reflected or reserved against on the Reference Statement of Net Assets, (b) set forth in Section 3.05 of the Disclosure Schedule, (c) that are Permitted Encumbrances or (d) incurred since the date of the Reference Statement of Net Assets in the ordinary course of business, consistent with past practice, of the Seller and which do not have a Material Adverse Effect and (e) Liabilities of the type not required under GAAP to be set forth on a balance sheet.

SECTION 3.06. Receivables. Section 3.06 of the Disclosure Schedule is an aged list of the Receivables as of the Reference Statement Date showing separately those Receivables that as of such date had been outstanding for (a) 7 days or less, (b) 8 to 14 days, (c) 15 to 21 days, (d) 22 to 28 days, (e) 29 to 60 days,
(f) 61 to 180 days and (g) more than 180 days. Except to the extent, if any, reserved for on the Reference Statement of Net Assets, all Receivables reflected on the Reference Statement of Net Assets arose from, and the Receivables existing as of the Closing will have arisen from, the sale of Inventory or services to Persons not affiliated with the Seller and in the ordinary course of business consistent with past practice and, to the Seller's Knowledge and except as reserved against on the Reference Statement of Net Assets, constitute or will constitute, as the case may be, only valid, undisputed claims of the Seller not subject to valid claims of setoff or other defenses or counterclaims other than non-material claims and normal cash discounts accrued in the ordinary course of business consistent with past practice.

SECTION 3.07. Inventories. Subject to amounts reserved therefor on the Reference Statement of Net Assets and except for the GAAP Exceptions, the values at which all Inventories are carried on the Reference Statement of Net Assets reflect the historical inventory valuation policy of the Seller of stating such Inventories at the net landed cost of the Inventory as of such date and net of any and all promotional, prompt pay and other allowances and discounts, determined in accordance with Emerging Issues Task Force Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor". The Seller has good and marketable title to the Inventories free and clear of all Encumbrances other than Permitted Encumbrances. The Inventories do not consist of any items held on consignment. The Seller is not under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of its customers other than in the ordinary course of business consistent with past practice. The Seller has not acquired or committed to acquire Inventory for sale which is not of a quality and quantity usable in the ordinary course of business within a reasonable period of time and consistent with past practice, nor has the Seller changed the carrying value or carrying cost of any Inventory except for (a) cost reductions to reflect any reduction in the cost thereof to the Seller, (b) reductions and increases responsive to normal competitive conditions and consistent with the Seller's past sales practices, (c) increases to reflect any increase in the cost thereof to the Seller and (d) increases and reductions made with the written consent of the Purchaser. The Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of the Business consistent with past practice.

SECTION 3.08. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the Reference Statement Date, except as set forth in
Section 3.08 of the Disclosure Schedule, the Purchased Business has been conducted in the ordinary course and consistent with past practice in all material respects. As amplification and not limitation of the foregoing, except as set forth in Section 3.08 of the Disclosure Schedule, since the Reference Statement Date, the Seller has not:

(a) permitted or allowed any of the Purchased Assets to be subjected to any Encumbrance, other than Permitted Encumbrances;

(b) except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance related to the Purchased Business, or paid or otherwise discharged any Liability related to the Purchased Business, other than current liabilities reflected on the Reference Statement of Net Assets and current liabilities incurred in the ordinary course of business consistent with past practice since the Reference Statement Date;

(c) written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practice) the value of any Inventories or Receivables or revalued any of the Purchased Assets other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

(d) made any change in any method of accounting or accounting practice or policy used by the Seller relating to the Purchased Business, other than such changes required by GAAP and set forth in Section 3.08(d) of the Disclosure Schedule;

(e) amended, terminated, cancelled or compromised any material claims of the Seller (related to the Purchased Business) or waived any other rights of substantial value to the Seller (related to the Purchased Business);

(f) sold, transferred, leased, subleased (including any sublease to any customer of a Purchased Distribution Center), licensed or otherwise disposed of any properties or assets, real, personal or mixed (including leasehold interests and intangible property) of the Seller (forming a part of the Purchased Business), other than the sale of Inventories and the disposition of used furniture, fixtures, equipment or other assets that are not material to the operation of the Purchased Business, in each case in the ordinary course of business consistent with past practice;

(g) acquired a substantial portion of the assets or business of any Person to be used in the Purchased Business or any division or line of business thereof, or otherwise acquired any material assets to be used in the Purchased Business other than in the ordinary course of business consistent with past practice;

(h) made any capital expenditure or commitment for any capital expenditure, in each case relating to the Purchased Business, in excess of $350,000;

(i) except in the ordinary course of business consistent with past practice, issued any sales orders or otherwise agreed to make any purchases, in each case relating to the Purchased Business, involving exchanges in value in excess of $100,000;

(j) made any material changes in the customary methods of operations of the Purchased Business, including practices and policies relating to purchasing, Inventories, marketing, selling and pricing;

(k) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person in connection with the Purchased Business;

(l) failed to pay any creditor of the Purchased Business any material amount owed to such creditor when due;

(m) entered into any agreement, arrangement or transaction relating to the Purchased Business with any of its directors, officers, employees or stockholders (or with any relative, beneficiary, spouse or Affiliate of such Persons);

(n) terminated, discontinued, closed or disposed of any plant, facility or other business operation used in connection with the Purchased Business, or laid off any employees employed in connection with the Purchased Business (other than layoffs of fewer than 50 employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement or separation program or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

(o) allowed any material permit or other authorization from any Governmental Authority, including any material permit or authorization required under any Environmental Law, relating to the Purchased Business to lapse or terminate or failed to renew any material insurance policy, permit or other authorization relating to the Purchased Business that is scheduled to terminate or expire within 45 calendar days of the Closing;

(p) failed to maintain the plant, property and equipment included in the Purchased Assets in normal repair and normal operating condition, ordinary wear and tear excepted;

(q) suffered any casualty loss or damage with respect to any of the Purchased Business which in the aggregate have a replacement cost of more than $1,000,000, whether or not such loss or damage shall have been covered by insurance;

(r) amended or modified any Distribution Center Contract or amended or modified any other material Assumed Contract or the Seller's or any of its Affiliate's rights thereunder or consented to the termination of any Distribution Center Contract or any other material Assumed Contract;

(s)      suffered any Material Adverse Effect;

(t) (i) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable to any Covered Employee, (ii) increased or promised to increase any benefits under any Plan, or (iii) established or promised to adopt, maintain or contribute to any new benefit plan, program or arrangement covering any Covered Employee, in any case except as required by Law, any collective bargaining agreement or any other agreements or contractual arrangements and except for regular periodic increases in pay, salary or bonuses in the ordinary course consistent with past practices;

(u) entered into any employment agreement or severance agreement with any Covered Employees or established, adopted or entered into any collective bargaining agreement covering Covered Employees except as required by Law or existing contractual arrangements;

(v) made, revoked or changed any Tax election or method of Tax accounting applicable to the Purchased Business, or settled or compromised any Liability with respect to Taxes of the Seller (relating to the Purchased Business or the Purchased Assets) or consented to any claim or assessment relating to such Taxes or any waiver of the statute of limitations for any such claim or assessment, in each case to the extent such action would affect Taxes of the Purchaser or any Affiliate of the Purchaser relating to the Purchased Assets or the Purchased Business for taxable periods (or portions thereof) that begin after the Closing Date; or

(w) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.08 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.08, except as expressly contemplated by this Agreement and the Ancillary Agreements.

SECTION 3.09. Litigation. Except as set forth in Section 3.09 of the Disclosure Schedule (which, with respect to each Action set forth therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of charges or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Seller or any Affiliate thereof relating to the Purchased Business or affecting any of the Purchased Assets pending before any Governmental Authority (or, to the Seller's Knowledge, threatened to be brought by or before any Governmental Authority). None of the matters set forth in
Section 3.09 of the Disclosure Schedule has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. Neither the Seller nor any of its assets or properties, including the Purchased Assets, is subject to any Governmental Order (nor, to the Seller's Knowledge, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

SECTION 3.10. Compliance with Laws. (a) Except as would not (i) adversely affect the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements or
(ii) adversely affect, in a material manner, the ability of the Seller to conduct the Purchased Business, the Seller has conducted and continues to conduct the Purchased Business in all material respects in accordance with all Laws and Governmental Orders applicable to the Seller, the Purchased Assets, or the Purchased Business, and the Seller is not in violation of any such Law or Governmental Order in any material respect.

(b) Section 3.10(b) of the Disclosure Schedule lists each Governmental Order applicable to the Seller that relates to the Purchased Business or the Purchased Assets, and no such Governmental Order has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

SECTION 3.11.     Environmental and Other Permits and Licenses; Related Matters.
(a)  Except as set forth in Section 3.11 of the Disclosure Schedule:

(i) The Seller is in compliance with, and for the past three years has been in compliance with, all Environmental Laws applicable to the Purchased Business. The Seller has not received any written notice, demand, letter, claim, request for information or other communication, from any source, alleging that the Seller may be in violation of, or liable under, any Environmental Law applicable to the Purchased Business or have any other reason to believe that the Seller may be in violation of, or liable under, any Environmental Law applicable to the Purchased Business. All past noncompliance by the Seller or its Affiliates with Environmental Laws applicable to the Purchased Business has been resolved without any pending, ongoing or future obligation, cost or liability.

(ii) There are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which any Hazardous Material is being or has been treated, stored or disposed of on any of the Real Property.

(iii) There has been no Release of any Hazardous Material on any of the Real Property that currently requires any Remedial Action.

(iv) The Seller is not conducting, nor has it undertaken or completed, any Remedial Action relating to any Release or threatened Release of any Hazardous Material at the Real Property or at any other site, location or operation relating to the Purchased Business, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law.

(v) There is no material amount of asbestos or asbestos-containing material on any of the Real Property that currently requires any Remedial Action.

(vi) None of the Real Property is listed or proposed for listing, or adjoins any other property that is listed or proposed for listing, on the National Priorities List or the CERCLIS database developed pursuant to CERCLA or on any analogous federal, state or local list.

(vii) There are no Environmental Claims pending or threatened against the Seller relating to the Purchased Business or the Real Property, and, to the Seller's Knowledge, there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including with respect to any off-site disposal location currently or formerly used by the Seller or any of its Affiliates or predecessors thereof relating to the Purchased Business or with respect to facilities previously owned or operated by the Seller or its Affiliates and related to the Purchased Business.

(viii) The Purchased Business can maintain present distribution levels in compliance with Environmental Laws currently in effect and applicable to the Purchased Business without a material increase in capital or operating expenditures and without modifying any permits or other authorizations required under any Environmental Law currently in effect and applicable to the Purchased Business or obtaining any such additional permits or authorizations.

(ix) There is no closure, decommissioning, or other material change at any Real Property or any operations or activities conducted thereon planned or contemplated by the Seller or its Affiliates that would trigger any requirement under any Environmental Law currently applicable to the Purchased Business, and the Seller has no reason to believe such closure, decommissioning, or other material change is or may soon be required pursuant to any Environmental Law applicable to the Purchased Business.

(x) Neither the Seller nor any of its Affiliates nor any other Person on their behalf has entered into or agreed to any consent decree, order or other such document, or is subject to any judgment, decree or judicial order relating to compliance with Environmental Law applicable to the Purchased Business or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials relating to the Purchased Business.

(b) The Seller has provided the Purchaser with copies of (i) any environmental assessment or audit reports or other similar studies or analyses relating to the Purchased Business or any of the Real Property conducted for or on behalf of the Seller, or that have otherwise come into the Seller's possession, during the last five years, and (ii) all insurance policies issued at any time that may provide coverage to the Purchased Business for environmental matters, to the extent such policies are in the Seller's possession.

(c) Neither the execution of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will require any Remedial Action or notice to or consent of Governmental Authorities or third parties pursuant to any applicable Environmental Law.

SECTION 3.12. Material Contracts. (a) Section 3.12(a) of the Disclosure Schedule lists each of the following contracts and agreements (including oral agreements) of the Seller or its Affiliates relating to the Purchased Business (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the use, occupancy, management or operation of any Real Property (including all contracts, agreements, leases and subleases listed or otherwise set forth in Section 3.14(d) of the Disclosure Schedule), and all contracts, agreements, leases and subleases relating to Tangible Personal Property listed or otherwise set forth in Section 3.15(b) of the Disclosure Schedule, being "Material Contracts"):

(i) each contract, agreement, invoice, purchase order and other arrangement for the purchase of Inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Seller or any of its Affiliates (related to the Purchased Business) or otherwise related to the Purchased Business under the terms of which the Seller or any of its Affiliates: (A) is likely to pay or otherwise give consideration of more than $1,000,000 in the aggregate during the calendar year ended December 31, 2005; or (B) is likely to pay or otherwise give consideration of more than $1,000,000 in the aggregate over the remaining term of such contract;

(ii) each contract, agreement, invoice, sales order and other arrangement for the sale of Inventory or other personal property, or for the furnishing of services by the Seller or any of its Affiliates (related to the Purchased Business) which: (A) is likely to involve consideration of more than $1,000,000 in the aggregate during the calendar year ended December 31, 2005; or (B) is likely to involve consideration of more than $1,000,000 in the aggregate over the remaining term of the contract;

(iii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements (related to the Purchased Business) to which the Seller or any of its Affiliates is a party;

(iv) all contracts and agreements (related to the Purchased Business) with any Governmental Authority to which the Seller or any of its Affiliates is a party;

(v) all contracts and agreements (related to the Purchased Business) that limit or purport to limit the ability of the Seller or any of its Affiliates to compete in any line of business or with any Person or in any geographic area or during any period of time;

(vi) all contracts and agreements (related to the Purchased Business) between or among the Seller and any Affiliate of the Seller that are material to the operation of the Purchased Business;

(vii) all other contracts and agreements (related to the Purchased Business), whether or not made in the ordinary course of business, which are material to the Seller or any of its Affiliates or the conduct of the Purchased Business, or the absence of which would have a Material Adverse Effect;

(viii) all contracts and agreements relating to The Midland Grocery Company 401(k) Plan; and

(ix)     all collective bargaining agreements covering Covered Employees.

For purposes of this Section 3.12 and Sections 3.14, 3.15 and 3.16, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

(b) Each Assumed Contract: (i) is valid and binding on the parties thereto and is in full force and effect, (ii) is, except for the consents set forth in
Section 3.12(b) of the Disclosure Schedule (the "Contract Consents"), freely and fully assignable to the Purchaser without penalty or other adverse consequences and (iii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that any consents set forth in Section 3.03 or the Contract Consents are not obtained, shall continue in full force and effect without penalty or other adverse consequence. None of the Seller or any Affiliate of the Seller that is a party to an Assumed Contract is in material breach of, or material default under, any Assumed Contract.

(c) To the Seller's Knowledge, no other party to any Assumed Contract is in breach thereof or default thereunder, and none of the Seller or any Affiliate of the Seller that is a party to an Assumed Contract has received any written notice of termination, cancellation, breach or default under any Assumed Contract.

(d) The Seller has made available to the Purchaser true and complete copies of all Material Contracts.

(e) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the Purchased Assets.

SECTION 3.13. Intellectual Property. (a) To the Seller's Knowledge, the conduct of the Purchased Business as currently conducted does not infringe or misappropriate the Intellectual Property of any third party, and no Action alleging any of the foregoing is pending, and no written Claim has been threatened or asserted against the Seller or one of its Affiliates alleging any of the foregoing.

(b) To the Seller's Knowledge, no Person is engaging in any activity that infringes on the Purchaser's Licensed Intellectual Property as currently used in the Purchased Business. To the Seller's Knowledge, none of the Purchaser's Licensed Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property.

SECTION 3.14. Real Property. (a) Section 3.14(a) of the Disclosure Schedule lists: (i) the street address of each parcel of Owned Real Property; (ii) the date on which each parcel of Owned Real Property was acquired; (iii) the current owner of each parcel of Owned Real Property; and (iv) the current use of each parcel of Owned Real Property.

(b) Section 3.14(b) of the Disclosure Schedule lists: (i) the street address of each parcel of Leased Real Property; (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property; and (iii) the current use of each parcel of Leased Real Property.

(c) For the purposes of this Section 3.14(c) only, the term Real Property shall not include any Non-Operating Store Sites. Except as described in Section 3.14(c) or 3.10(b) of the Disclosure Schedule, there is no material violation of any Law (including any building, planning or zoning Law) relating to any of the Real Property affecting the current use or operation of the Purchased Business. The Seller has made available to the Purchaser true, legible and complete copies of each deed for each parcel of Owned Real Property and, to the extent available, for each parcel of Leased Real Property and all the title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, permits, other Encumbrances, title documents and other documents relating to or otherwise affecting the Real Property which are in the possession of the Seller or its Affiliates. The Seller or its Affiliates are in peaceful and undisturbed possession of each parcel of Real Property, and there are no contractual or legal restrictions that preclude or restrict in any material way the ability to use the Real Property for the purposes for which it is currently being used. To the Seller's Knowledge, there are no material latent defects and there are no adverse physical conditions affecting the Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real Property that materially interfere with the current use of the Real Property.

(d) Except as set forth on Section 3.14(d) of the Disclosure Schedule, neither the Seller nor any of its Affiliates has leased or subleased any parcel or any portion of any parcel of Real Property to any other Person, and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement, nor has the Seller or any of its Affiliates assigned its interest under any lease or sublease listed in
Section 3.14(b) of the Disclosure Schedule to any third party. Prior to the date hereof, the Seller has made available to the Purchaser true and complete copies of all leases and subleases (including each sublease relating to Non-Operating Store Sites) relating to the Real Property and any and all ancillary documents (the "Ancillary Lease Documents") pertaining thereto (including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates). Section 3.14(d) of the Disclosure Schedule sets forth a true and complete list of all material Ancillary Lease Documents. With respect to each of such leases and subleases, except as set forth on Section 3.14(d) of the Disclosure Schedule, neither the Seller nor any of its Affiliates has exercised or given any notice of exercise, nor has the Seller or any of its Affiliates received any notice of exercise by a lessor or landlord of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "Options").

(e) Except as set forth in Section 3.14(e) of the Disclosure Schedule, the interests of the Seller and its Affiliates in the Owned Real Property and the Leased Real Property to be transferred pursuant to this Agreement are sufficient for the continued conduct of the Purchased Business after the Closing in substantially the same manner as conducted prior to the Closing.

(f) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the Seller's Knowledge, threatened against the Real Property.

(g) All of the Real Property is occupied under a valid and current certificate of occupancy or similar permit and, to the Seller's Knowledge, there are no facts that would prevent the Real Property from being occupied by the Purchaser after the Closing in the same manner as occupied by the Seller or its Affiliates immediately prior to the Closing.

(h) No improvements on the Real Property and none of the current uses and conditions thereof violate in any material respects any Encumbrance, applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances. Section 3.14(h) of the Disclosure Schedule lists permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Real Property that, to the Seller's Knowledge, are required by any Governmental Authority having jurisdiction over the Real Property.

(i) The rental set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

SECTION 3.15. Tangible Personal Property. (a) Section 3.15(a) of the Disclosure Schedule lists each item or distinct group of machinery, equipment, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property (the "Tangible Personal Property") used in the Purchased Business.

(b) Section 3.15(b) of the Disclosure Schedule sets forth a true and complete list of all leases and subleases for Tangible Personal Property necessary or material in the operation of the Purchased Business and any and all material ancillary documents pertaining thereto (including all amendments, consents and evidence of commencement dates and expiration dates).

(c) The Seller has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Tangible Personal Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each item of leased Tangible Personal Property for the full term of such renewal options.

SECTION 3.16. Assets. (a) The Seller, directly or, through its Affiliates, indirectly, owns, leases or has the legal right to use all the properties and assets, including the Real Property and the Tangible Personal Property, used or intended by the Seller to be used in the conduct of the Purchased Business, and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used by the Seller, directly or, through its Affiliates, indirectly, (as such relate to the Purchased Business) or in or relating to the conduct of the Purchased Business, all of which properties, assets and rights constitute Purchased Assets except for the Excluded Assets. The Seller or one of its Affiliates has good and marketable title to, or, in the case of leased or subleased Purchased Assets, valid and subsisting leasehold interests in, all the Purchased Assets, free and clear of all Encumbrances, except Permitted Encumbrances.

(b) Except for the Excluded Assets, the Purchased Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Purchased Business. At all times since the Reference Statement Date, the Seller has caused the Purchased Assets to be maintained in accordance with its customary business practices, and all the Purchased Assets are in normal operating condition and repair and are suitable for the purposes for which they are used.

(c) Except for the Contract Consents, the Seller has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Purchased Assets to the Purchaser without penalty or other adverse consequences. Following the consummation of the transactions contemplated by this Agreement and the execution of the instruments of transfer contemplated by this Agreement, the Purchaser will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of the Seller in the Purchased Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and without incurring any penalty or other adverse consequence, including any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

SECTION 3.17. Customers. Listed in Section 3.17 of the Disclosure Schedule are the names and addresses of all the customers of the Purchased Business that ordered goods or merchandise from the Seller having an aggregate value of $1,000,000 or more during the twelve-month period ended January 1, 2005 and the amount for which each such customer was invoiced during such period. Except as set forth on Section 3.17 of the Disclosure Schedule, the Seller has not received any written notice, nor have any facts or circumstances specific to a particular customer come to the attention of the Seller, that reasonably leads the Seller to believe that any such customer of the Purchased Business has ceased, or will cease, to purchase the products or services of the Purchased Business, or has substantially reduced, or will substantially reduce, its purchase of such products or services of the Purchased Business at any time.

SECTION 3.18. Taxes. (a) All Tax Returns required to be filed by the Seller or any of its Affiliates with respect to the Purchased Assets or the Purchased Business have been timely filed; (b) all Taxes required to be shown on such Tax Returns (insofar as they relate to the Seller, the Purchased Assets or the Purchased Business) or otherwise due with respect to the Purchased Assets or the Purchased Business have been timely paid; (c) there are no pending or, to the Seller's Knowledge, threatened Actions for the assessment or collection of Taxes relating to the Purchased Assets or the Purchased Business; (d) there are no Tax liens on any of the Purchased Assets, except for Tax liens not yet due and payable; (e) the Seller has not received any notice or inquiry from any jurisdiction where the Seller or any of its Affiliates does not currently file Tax Returns to the effect that such filings may be required with respect to the Purchased Assets or the Purchased Business or that the Purchased Assets or the Purchased Business may otherwise be subject to taxation by such jurisdiction;
(f) the Seller has properly and timely withheld, collected or deposited all material amounts required to be withheld, collected or deposited in respect of Taxes relating to the Purchased Assets or the Purchased Business; and (g) to the Seller's Knowledge, there are no Tax investigations, inquiries or audits by any Tax authority in progress relating to the Purchased Assets or the Purchased Business, nor has the Seller or any of its Affiliates received any written notice indicating that a Governmental Authority intends to conduct such an audit or investigation.

SECTION 3.19. Insurance. Except for self-insured risks described in Section 3.19 of the Disclosure Schedule, all material assets, properties and risks of the Seller (as they relate to the Purchased Business) are, and for the past five years have been, covered by valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Seller with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Seller.

SECTION 3.20. Full Disclosure. No representation or warranty of the Seller in this Agreement, nor any statement or certificate furnished or to be furnished to the Purchaser pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 3.21. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller.

SECTION 3.22. Employee Benefit Matters. (a) Plans and Material Documents.
Section 3.22(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Seller or any of its Affiliates is a party, with respect to which the Seller or any of its Affiliates has any obligation or which are maintained, contributed to or sponsored by the Seller or any of its Affiliates, in each case, for the benefit of any current or former employee, officer or director of the Purchased Business (a "Covered Employee"), and (ii) any contracts, arrangements or understandings between the Seller or any of its Affiliates and any Covered Employee, including any contracts, arrangements or understandings relating to the sale of the Purchased Business (collectively, the "Plans"). The Seller has furnished to the Purchaser a complete and accurate copy of The Midland Grocery Company 401(k) Plan (the "Assumed 401(k) Plan") and a complete and accurate copy of each material document prepared in connection with the Assumed 401(k) Plan, including a copy of (I) each trust or other funding arrangement, (II) each summary plan description and summary of material modifications, (III) the most recently filed IRS Form 5500, (IV) the most recently received IRS determination letter for such Plan, and (V) the most recently prepared actuarial report and financial statement in connection with such Plan. The Seller has furnished the Purchaser with a complete and accurate copy of each summary plan description or other material document describing the benefits available under the Assumed 401(k) Plan. There are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Seller or any of its Affiliates is a party, with respect to which the Seller or any of its Affiliates has any obligation or which are maintained, contributed to or sponsored by the Seller or any of its Affiliates for the benefit of any Covered Employee.

(b) Absence of Certain Types of Plans. Section 3.22(b) of the Disclosure Schedule lists each Plan which is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Seller or any of its Affiliates could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans provides for the payment of separation, severance, termination or similar benefits to any Person or obligates the Seller or any of its Affiliates to pay separation, severance, termination or similar benefits to any Covered Employee solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. Except as set forth in Section 3.22(b) of the Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any Covered Employee. Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

(c) Compliance with Applicable Law. The Assumed 401(k) Plan is now and always has been operated, in all material respects, in accordance with the requirements of applicable Law, including ERISA and the Code. The Seller and its Affiliates have performed all obligations required to be performed by them under, are not in material default under or in violation of, and have no knowledge of any default or violation by any party to, the Assumed 401(k) Plan. No Action is pending or, to the Seller's Knowledge, threatened with respect to the Assumed 401(k) Plan (other than claims for benefits in the ordinary course) and to the Seller's Knowledge, no fact or event exists that could give rise to any such Action.

(d) Qualification of Assumed 401(k) Plan. The Assumed 401(k) Plan and each Plan that is a defined contribution plan qualified under Section 401(k) of the Code (the "401(k) Plans") has received a favorable determination letter from the IRS that it is so qualified, and each trust established in connection with any 401(k) Plan that is intended to be exempt from federal income taxation under
Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the Seller's Knowledge, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any 401(k) Plan or the exempt status of any trust relating to such plan.

(e) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates.

SECTION 3.23. Labor Matters. Except as set forth in Section 3.23 of the Disclosure Schedule, (a) neither the Seller nor any of its Affiliates is a party to any collective bargaining agreement or other labor union contract applicable to any Covered Employee, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect any Covered Employee; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the Seller's Knowledge, threatened between the Seller or any of its Affiliates and any Covered Employees, and neither the Seller nor any of its Affiliates has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) except for routine grievances which would not have a Material Adverse Effect, neither the Seller nor any of its Affiliates has within the past three years breached or otherwise failed to comply with the provisions of any collective bargaining or union contract applicable to any Covered Employee, and there are no grievances outstanding against the Seller or any of its Affiliates under any such agreement or contract which would have a Material Adverse Effect; (d) there are no unfair labor practice complaints pending against the Seller or any of its Affiliates before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving any Covered Employee which would have a Material Adverse Effect; (e) with respect to all Covered Employees, the Seller and each of its Affiliates are currently in material compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from Covered Employees and is not liable for any material arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; (f) the Seller and each of its Affiliates has paid in full to all their respective employees or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of any Covered Employee prior to the Closing; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted within the past three years or is now pending or threatened before any Governmental Authority with respect to any Covered Employee; (h) neither the Seller nor any of its Affiliates is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to any Covered Employee; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standard that has been asserted within the past three years or is now pending or threatened with respect to the Seller or any of its Affiliates relating to any Covered Employee; and (j) there is no charge of discrimination in employment or employment practices, for any reason, involving any Covered Employee, including age, gender, race, religion or other legally protected category, which has been asserted within the past three years or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority.

SECTION 3.24. Key Employees. Section 3.24 of the Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 2004, the date of employment and a description of the position and job function of each current salaried employee, officer, director, consultant or agent of the Purchased Business whose annual compensation exceeded (or, in 2005, is expected to exceed) $100,000.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

                  As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall have been, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

SECTION 4.02. No Conflict. Assuming compliance with the pre-merger notification and waiting period requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, which would adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or the Ancillary Agreements.

SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which the Purchaser is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Authority, except for the pre-merger notification and waiting period requirements of the HSR Act.

SECTION 4.04. Litigation. As of the date hereof, no Action by or against the Purchaser is pending or, to the best knowledge of the Purchaser after due inquiry, threatened, which could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

SECTION 4.05. Brokers. Except for Merrill Lynch Pierce, Fenner & Smith Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser is solely responsible for the fees and expenses of Merrill Lynch Pierce, Fenner & Smith Incorporated.

SECTION 4.06. Financing. There are no conditions to Purchaser's rights to borrow the funds required to satisfy the condition set forth in Section 7.02(e)(ii), except for the conditions precedent set forth in the Credit Agreement consisting of usual and customary conditions that are applicable to borrowings under a revolving credit facility, such as compliance with covenants, absence of material changes, delivery of documents and agreements, and similar conditions. The Purchaser (i) has obtained all required consents of the administrative agent and/or the lenders under the Credit Agreement necessary to enter into this Agreement, and (ii) prior to the Closing Date, will have used its reasonable best efforts to have caused all of the conditions precedent in the Credit Agreement to the funding of the Revolving Loans (as defined in the Credit Agreement) by the RL Lenders (as defined in the Credit Agreement) in an amount necessary to satisfy the condition set forth in Section 7.02(e)(ii), to be satisfied. Nothing in the Credit Agreement, as amended by the First Amendment prohibits the consummation of or, as of the date hereof, requires the consent of the Required Lenders (as defined in the Credit Agreement) to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and the incurrence of the indebtedness referred to in the Commitment Letter. The Purchaser has provided to the Seller a true and correct copy of the First Amendment to the Credit Agreement, which First Amendment has been approved by the Required Lenders (as defined in the Credit Agreement).

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01. Conduct of Business Prior to the Closing. (a) The Seller covenants and agrees that, except as described in Section 5.01(a) of the Disclosure Schedule, between the date hereof and the time of the Closing, the Seller shall not conduct the Business other than in the ordinary course and consistent with the Seller's prior practice. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule, the Seller shall (as it relates to the Purchased Business) (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) use its reasonable best efforts to (A) preserve intact the business organization of the Purchased Business, (B) keep available to the Purchaser the services of the employees of the Purchased Business, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Purchased Business and (D) preserve its current relationships with the customers and suppliers of the Purchased Business; (iv) exercise, but only after notice to the Purchaser and receipt of the Purchaser's prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases set forth in Section 3.14(b) of the Disclosure Schedule which by their terms would otherwise expire; and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Seller to be untrue or result in a breach of any covenant made by the Seller in this Agreement.

(b) Except as described in Section 5.01(b) of the Disclosure Schedule, the Seller covenants and agrees that, between the date hereof and the time of the Closing, without the prior written consent of the Purchaser, it will not do any of the things enumerated in the second sentence of Section 3.08 (including clauses (a) through (v) thereof).

SECTION 5.02. Access to Information. (a) From the date hereof until the Closing Date, upon reasonable notice, the Seller shall cause its Affiliates, officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Seller relating to the Purchased Business and to those officers, directors, employees, agents, accountants and counsel of the Seller who have any knowledge relating to the Purchased Business; and (ii) furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the Purchased Business (or legible copies thereof) as the Purchaser may from time to time reasonably request; provided that with respect to subsection (i) above, the Purchaser will endeavor to avoid unreasonable disruption of the Seller's business operations. Purchaser shall not communicate with any employees of Seller except for those employees designated in writing by Seller. The information furnished by the Seller or its representatives to the Purchaser or its representatives pursuant to this Section 5.02 shall be subject to the provisions of the Confidentiality Agreement between the parties hereto dated December 7, 2004.

(b) In order to facilitate the resolution of any Claims made against or incurred by the Seller prior to the Closing Date, for a period of seven years after the Closing Date, the Purchaser shall (i) retain the books and records relating to the Purchased Business relating to periods prior to the Closing Date in a manner reasonably consistent with the prior practice of the Seller and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Seller reasonable access (including the right to make, at the Seller's expense, photocopies), during normal business hours, to such books and records.

(c) In order to facilitate the resolution of any Claims made by or against or incurred by the Purchaser after the Closing Date or for any other reasonable purpose, for a period of seven years following the Closing Date, the Seller shall (i) retain the books and records of the Seller which relate to the Purchased Business and its operations for periods prior to the Closing Date and which shall not otherwise have been delivered to the Purchaser and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Purchaser reasonable access (including the right to make photocopies, at the Purchaser's expense), during normal business hours, to such books and records.

SECTION 5.03. Confidentiality. For two years from the Closing Date, the Seller agrees to, and shall cause its respective agents, representatives, Affiliates, employees, officers and directors (for so long as they are such) to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) the confidential proprietary information of the Purchased Business, including information relating to price, customer and supplier lists, pricing and marketing plans, strategies, details of supplier, customer and consultant contracts, operations methods, business acquisition plans, new personnel acquisition plans and similar proprietary information with respect to the Purchased Business (collectively, the "Confidential Information"), (ii) in the event that the Seller or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any Confidential Information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.03, (iii) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.03, furnish only that portion of the Confidential Information which is legally required to be provided and exercise their reasonable best efforts to obtain assurances that confidential treatment will be accorded the Confidential Information, and (iv) promptly furnish, to the extent not located in the Purchased Distribution Centers, the Purchased Stores or the Leased Warehouse (prior to, at, or as soon as practicable following, the Closing), to the Purchaser any and all copies (in whatever form or medium) of all Confidential Information then in the possession of the Seller or any of its agents, representatives, Affiliates, employees, officers and directors and, except as otherwise required by Section 5.02(c) or otherwise required by Law, destroy any and all additional copies then in the possession of the Seller or any of its agents, representatives, Affiliates, employees, officers and directors of the Confidential Information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, (A) is available publicly and was not disclosed in breach of this Agreement by the Seller, its agents, representatives, Affiliates, employees, officers or directors, or (B) becomes available to the Seller or its agents, representatives, Affiliates, employees, officers and directors on a non-confidential basis from a Person not otherwise bound by a confidentiality agreement with the Purchaser or otherwise required to keep such information confidential. The Seller agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.03 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents. (a) Subject to complying with their obligations under Article VI, the Purchaser and the Seller shall use their respective reasonable best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within five Business Days of the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

(b) The Seller shall promptly give such notices to third parties and use its reasonable best efforts to obtain such third party consents and estoppel certificates listed in Section 5.04 of the Disclosure Schedule.

(c) The Purchaser shall cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents and estoppel certificates; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration (other than the Purchaser's assumption of the Assumed Contracts) of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole discretion may deem adverse to the interests of the Purchaser or the Purchased Business.

(d) The Seller and the Purchaser agree that, in the event that any consent, approval or authorization necessary or desirable to preserve for the Purchased Business any right or benefit under any lease, license, contract, commitment or other agreement or arrangement (as it relates to the Purchased Business) to which the Seller or any of its Affiliates is a party is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller shall use its reasonable best efforts to provide the Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Seller provides such rights and benefits, the Purchaser shall assume the obligations and burdens thereunder.

SECTION 5.05. Notice of Developments. Prior to the Closing, each party shall promptly notify the other parties in writing of (a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of such party in this Agreement or which could have the effect of making any representation or warranty of such party in this Agreement untrue or incorrect in any respect and (b) all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations or prospects of the Purchased Business.

SECTION 5.06. Non-Competition. (a) Except as set forth below, for a period of three years after the Closing Date (the "Restricted Period"), the Seller and its Affiliates shall not engage, directly or indirectly, in the wholesale food and non-food distribution business (the "Covered Business") in Indiana, Ohio, Michigan (other than the Upper Peninsula of Michigan) or Kentucky (the "Covered Territory") or, without the prior written consent of the Purchaser, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person that competes with the Purchased Distribution Centers in the Covered Territory; provided, however, that, for the purposes of this Section 5.06, ownership of securities having no more than five percent of the outstanding voting power of any competitor which are listed on any national securities exchange shall not be deemed to be in violation of this Section 5.06 as long as the Person owning such securities has no other connection or relationship with such competitor; and provided, further that this Section 5.06(a) shall not apply to any retail food or non-food business owned or operated by the Seller or any of its Affiliates. Notwithstanding the foregoing, this Section 5.06(a) shall not prohibit any Person that acquires (1) all of the capital stock of the Seller, or any Affiliate of the Seller that directly or indirectly participates in the conduct of the Purchased Business, or (2) all or substantially all of the assets of the Seller or of any of such Affiliates from engaging in the Covered Business in the Covered Territory, provided that such purchaser shall not use any of the assets or employees of the Seller or any of its Affiliates as of the Closing Date, including any Confidential Information, to engage in the Covered Business in the Covered Territories for the remainder of the Restricted Period. The provisions of this Section 5.06(a) shall not apply following a change of control of the Seller, as such term is defined in Section 5.06(a) of the Disclosure Schedule.

(b) As a separate and independent covenant, the Seller agrees with the Purchaser that, during the Restricted Period, the Seller will not, and will cause its agents, representatives, employees, officers and directors (for so long as they are such) not to, in any way, directly or indirectly, for the purpose of conducting or engaging in any business that distributes, supplies or sells products of the kind distributed, supplied or sold by the Purchased Business as of the Closing Date: (i) call upon, solicit, advise or otherwise do, or attempt to do, or assist any third party to do or attempt to do, business with any customers of the Purchased Business other than the Chicago Customers (as defined below), or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the customers of the Purchased Business; or (ii) call upon or solicit, or assist any third party to call upon or solicit any customers of the Purchased Business that are set forth on Section 5.06(b)(ii) of the Disclosure Schedule (the "Chicago Customers") to induce such Chicago Customer to discontinue or reduce the volume of its business with the Purchaser or its Affiliates; provided, that this subparagraph (ii) shall not preclude the Seller or any of its Affiliates from acquiring (by whatever means, including asset acquisition, stock acquisition, merger or otherwise) any unrelated third party wholesale supplier that, at the time of such acquisition, has a supplier relationship with any of the Chicago Customers (a "Pre-Existing Chicago Supply Relationship"), or from succeeding to, continuing and expanding such Pre-Existing Chicago Supply Relationship; or (iii) interfere with or attempt to interfere with any officers, employees, representatives or agents of the Purchased Business or induce or attempt to induce any of them to leave the employ of the Purchaser or its Affiliates or violate the terms of their contracts, or any employment arrangements, with the Purchaser or its Affiliates; provided, however, that the foregoing will not prohibit a general solicitation to the public or general advertising or the hiring by the Seller or any of its Affiliates of any such person after such person has terminated his or her employment with the Purchaser. Notwithstanding the foregoing, this Section 5.06(b) shall not apply to any retail food or non-food business owned or operated by the Seller or any of its Affiliates.

(c) The Seller acknowledges that the covenants of the Seller set forth in this
Section 5.06 are an essential element of this Agreement and that, but for the agreement of the Seller to comply with these covenants, the Purchaser would not have entered into this Agreement. The Seller acknowledges that this Section 5.06 constitutes an independent covenant that shall not be affected by performance or nonperformance of any other provision of this Agreement by the Purchaser. The Seller has independently consulted with its counsel and, after such consultation, agrees that the covenants set forth in this Section 5.06 are reasonable and proper.

SECTION 5.07. Excluded and Assumed Liabilities. The Seller shall pay and discharge the Excluded Liabilities as and when the same become due and payable. The Purchaser shall pay and discharge the Assumed Liabilities as and when the same become due and payable. The Purchaser will provide the Seller with copies of the real estate tax bills for the Purchased Distribution Centers promptly after they are received by the Purchaser, to enable the Seller to make payment of its allocable share of the Property Taxes applicable to the Straddle Period.

SECTION 5.08. Transition Services. Following the Closing, the Seller shall provide, or cause to be provided, to the Purchased Business certain services that are currently provided by the Seller and its Affiliates to the Purchased Business, all as more fully set forth in a transition services agreement substantially in the form attached hereto as Exhibit 5.08 (the "Transition Services Agreement") to be entered into by the Seller and the Purchaser as of the Closing.

SECTION 5.09. Tax Cooperation and Exchange of Information. The Seller and the Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any part of the Purchased Assets or the Purchased Business from the Purchaser. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents in their possession relating to rulings or other determinations by Tax authorities. The Seller and the Purchaser shall make themselves (and their respective employees) available on a basis mutually convenient to both parties to provide explanations of any documents or information provided under this
Section 5.09. Each of the Seller and the Purchaser shall retain all Tax Returns, schedules and work papers, records and other documents in its possession (or in the possession of its Affiliates) relating to Tax matters relevant to the Purchased Assets or the Purchased Business for each taxable period first ending after the Closing and for all prior taxable periods for a period equal to the lesser of five years or until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. In the event that any party desires to retain any such documents or other information which is in the possession of the other party, the requesting party shall give the other party written notice indicating the documents to be retained at least 90 days prior to the fifth anniversary of the Closing Date. Any information obtained under this
Section 5.09 shall be kept confidential in accordance with Section 5.03, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

SECTION 5.10. Conveyance Taxes. The Seller shall be liable for and shall hold the Purchaser harmless against any Conveyance Taxes which become payable in connection with the transactions contemplated by this Agreement. The Seller, after the review and consent by the Purchaser, shall file such applications and documents as shall permit any such Conveyance Tax to be assessed and paid on or prior to the Closing in accordance with any available pre-sale filing procedure. The Purchaser shall execute and deliver all instruments and certificates necessary to enable the Seller to comply with the foregoing and, with respect to any licensed or titled vehicles that are included in the Purchased Assets, shall take title to such vehicles in a subsidiary that holds such motor carrier licenses or permits as may be appropriate to enable the Seller to qualify for exemptions from Conveyance Taxes applicable to such vehicles.

SECTION 5.11. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the Ancillary Agreements to which it is a party and consummate and make effective the transactions contemplated hereby and thereby. Without limiting the generality of the foregoing, such reasonable efforts on the part of the Purchaser shall include those relating to all actions reasonably required under its Credit Agreement to cause the condition set forth in Section 7.02(e)(ii) to be fulfilled.

SECTION 5.12. Risk of Loss. (a) The risk of loss or damage by fire or other casualty to any Real Property before delivery of the applicable deed or assignment is assumed by the Seller. In the event that any Real Property shall suffer any fire or casualty or any injury, subject to Sections 7.02 and 9.01, this Agreement shall remain in full force and effect, and the Seller agrees to
(i) repair the damage at its sole cost and expense before the date set for delivery of the deed or assignment, as applicable, hereunder, or (ii) make an appropriate reduction in the Purchase Price based on a reasonable approximation of the cost of such repair as agreed by the parties, or (iii) assign to the Purchaser the proceeds of any insurances covering such fire, casualty or injury.

(b) The risk of loss or damage to the Real Property by condemnation before delivery of the applicable deed or assignment is assumed by the Seller. In the event any condemnation proceeding is commenced, subject to Sections 7.02 and 9.01, this Agreement shall remain in full force and effect, and the Seller shall assign to the Purchaser at the Closing all of the Seller's right, title and interest in and to all awards made in respect of such condemnation and shall pay over to the Purchaser all amounts theretofore received by the Seller in connection with such condemnation.

SECTION 5.13. Proration of Certain Charges. (a) Except as otherwise provided in this Agreement, all installments of special assessments or other charges on or with respect to the Purchased Assets payable by the Seller for any period in which the Closing shall occur, including, without limitation, base rent, common area maintenance, royalties, all municipal, utility or authority charges for water, sewer, electric or gas charges, garbage or waste removal, and cost of fuel, shall be apportioned as of the Closing and each party shall pay its proportionate share promptly upon the receipt of any bill, statement or other charge with respect thereto. If such charges or rates are assessed either based upon time or for a specified period, such charges or rates shall be prorated as of 12:01 a.m., central standard time, on the Closing Date. If such charges or rates are assessed based upon usage of utility or similar services, such charges shall be prorated based upon meter readings taken on the Closing Date.

(b) All refunds, reimbursements, installments of base rent, additional rent, license fees or other use related revenue receivable by any party to the extent attributable to the operation of the Purchased Business for any period in which the Closing shall occur shall be prorated so that the Seller shall be entitled to that portion of any such installment applicable to any period before the Closing Date, and if the Purchaser or the Seller, as the case may be, shall receive any such payments after the Closing Date, it shall promptly remit to the other party its share of such payments.

(c) The prorations pursuant to this Section 5.13 may be calculated after the Closing, as each item to be prorated (including without limitation any such obligation, assessment, charge, refund, reimbursement, rent installment, fee or revenue) accrues or comes due, provided that, in any event, any such proration shall be calculated not later than 30 days after the party requesting proration of any item obtains the information required to calculate such proration.

SECTION 5.14. Cooperation. (a) From the date hereof, in connection with the Purchaser's financing of the transactions contemplated by this Agreement, the Seller will reasonably cooperate with the Purchaser, at the Purchaser's cost, including (i) providing the financial institutions engaged by the Purchaser and participating in financing of the transactions contemplated by this Agreement all material information (financial and other) with respect to the Purchased Business, the Purchased Assets and the transactions contemplated by this Agreement reasonably requested by the Purchaser as may be necessary for the Purchaser to obtain the financing contemplated by the Commitment Letter; and
(ii) cause the Seller's chief financial officer, its treasurer, members of the chief financial officer's staff, and the manager of the Purchased Business, as well as Seller's accountants, to be reasonably available (which may, at their option, be by telephone), to financial institutions engaged by the Purchaser and participating in the financing of the transactions contemplated by this Agreement, the Purchaser's counsel and the Purchaser's accountants to participate in due diligence sessions as may reasonably be necessary for the Purchaser to obtain the financing and any audit or legal opinions customary therewith necessary for the consummation of the transactions contemplated by this Agreement; provided, that the Purchaser will use reasonable efforts to minimize the amount of time that the Seller's officers and employees are required to devote to the activities described in this Section 5.14(a), so that such activities do not detract materially from the ongoing performance of such persons' regular duties and responsibilities to the Seller.

(b) From the date hereof, the Seller shall cause their respective officers, directors, employees, agents, representatives, accountants and counsel to assist the Purchaser and its officers, employees, agents, accountants, counsel, financing sources and representatives in the preparation on a timely basis of any financial statements in respect of the Purchased Business prepared in compliance with Regulation S-X under the Securities Act of 1933, as amended, the Purchaser may be required to include in any filing with any Governmental Authority following the Closing Date. All the reasonable documented out-of-pocket fees and expenses incurred by the Seller in connection with complying with this Section 5.14(b) shall be borne by the Purchaser.

SECTION 5.15. Transitional Use of Seller's Name. The Seller hereby grants to the Purchaser, for a period of 90 days following the Closing, a non-exclusive, non-transferable, royalty-free license to use the trademarks "Roundy's" and "Old Time" (the "Seller's Marks") to the extent necessary to operate the Purchased Business without interruption, including on vehicles, business cards, schedules, stationary, packaging materials, displays, signs, promotional materials, manuals, forms and computer software. As soon as reasonably practicable, but in no event later than 90 days following the Closing, the Purchaser shall remove, strike over or otherwise obliterate all of Seller's Marks from the Purchased Assets, including, but not limited to, all of the foregoing items. During the 90 days following the Closing, the Purchaser shall have a right to sell off existing inventory of products manufactured or packaged by or for the Purchased Business which may bear any of the Seller's Marks, provided that the Purchaser shall sell such products to retail supermarkets or other stores similar to the type customarily supplied by the Seller prior to the date hereof. Any use of the Seller's Marks by the Purchaser pursuant to this Section 5.15 shall be in conformity with the practices of the Seller as of the date of Closing and shall be in a manner that does not in any way harm or disparage the Seller or the reputation or goodwill of the Seller's Marks. All goodwill associated with the Purchaser's use of the Seller's Marks pursuant to this Section 5.15 shall inure solely and exclusively to the benefit of the Seller. Upon expiration of 90 days following the Closing, the license granted hereunder shall expire and the Purchaser shall immediately and permanently cease all use of the Seller's Marks.

SECTION 5.16. Private Label Inventory.(a) The Inventory located at the Purchased Distribution Centers on the Closing Date shall include (i) such levels of the Private Label Inventory that the Seller reasonably believes based on past practice are sufficient to permit the Purchaser to supply the customers of the Purchased Distribution Centers for approximately 30 days following the Closing Date, (ii) all Private Label Inventory that has been pre-booked by customers of the Purchased Distribution Center prior to the Closing Date and (iii) such levels of Private Label Inventory the Seller reasonably believes are necessary in response to advertisements placed by customers of the Purchased Distribution Centers prior to the Closing Date.

(b) At the option of the Purchaser, the Purchaser shall sell to the Seller, and the Seller or one of its Affiliates shall purchase from the Purchaser, all, or any portion designated by the Purchaser, of the Private Label Inventory remaining at the Purchased Distribution Centers on the 30th day following the Closing Date at per-item prices equal to the prices used in determining the amount allocated to such Private Label Inventory pursuant to
Section 2.07(c)(iv).

SECTION 5.17. Software. (a) Subject to Section 5.17(c), as soon as practicable after the date hereof, the Seller shall provide the Purchaser with a system copy or reloadable dump of the Seller's MVS/BICEPS system necessary for the Purchaser to operate each Purchased Distribution Center following the Closing Date and all related software files, programs and tables required to operate each Purchased Distribution Center including, but not limited to: (i) the MVS operating system (software image) including CICS or other system software required to run BICEPS for each Purchased Distribution Center; (ii) the BICEPS Item Master for each Purchased Distribution Center; (iii) the Marble BICEPS 5.2 system (MVS version software image); and (iv) the customer file for each Purchased Distribution Center (collectively, the "MVS/BICEPS Software").

(b) Subject to Section 5.17(c), as soon as practicable after the date hereof, the Seller shall provide the Purchaser with a system copy or reloadable dump of the Seller's DOS/VSE systems necessary for the Purchaser to operate each Purchased Distribution Center following the Closing Date and all related software files, programs and tables required to operate the Purchased Distribution Centers including, but not limited to: (i) the DOS/VSE Operating system for each Purchased Distribution Center (DOS/VSE software image); (ii) the legacy billing systems; (iii) the legacy accounts receivable and ASI accounts receivable programs; (iv) the accounts receivable store file for each Purchased Distribution Center; (v) the legacy sales reporting program; (vi) the DDS order splitter; (vii) the corporate and legacy retail pricing programs; and (viii) the store host profile file for each Purchased Distribution Center (collectively, the DOS/VSE Software" and, together with the MVS/BICEPS Software, the "Transition Software"). No later than 30 days following the Closing Date, the Seller will convert any OMS software used in the Purchased Distribution Centers back to the DOS/VSE legacy billing system so that the Purchaser will be able to operate the Purchased Distribution Centers without the OMS systems.

(c) The Seller's obligations to provide the software described in this Section
5.17 are conditioned upon the Purchaser's obtaining, at the Purchaser's cost and expense (including payment of any applicable licensing fees), all necessary or appropriate licensing rights to the Transition Software or any component thereof, from the applicable vendor.

(d) Upon the earlier of (i) the termination of this Agreement and (ii) the ten-month anniversary of the date hereof, the Purchaser shall return to the Seller any copies of the Transition Software in the possession of the Purchaser and destroy any system images of the Transition Software in the possession of the Purchaser and provide to the Seller a certificate from an operating officer of the Purchaser certifying such destruction.

SECTION 5.18. Amendment to the Disclosure Schedule. As promptly as practicable after the date hereof, but in no event later than March 7, 2005, the Seller shall deliver to the Purchaser amendments to the Disclosure Schedule to provide an updated list of Distribution Center Contracts (the "Amended Disclosure Schedule"), which amendments will thereby be incorporated into the relevant sections of the Disclosure Schedule delivered by the Seller pursuant to this Agreement on the date hereof. All references to the Disclosure Schedule shall be deemed to have been, and will thereafter be, references to the Amended Disclosure Schedule.

                                  ARTICLE VI

                                EMPLOYEE MATTERS

SECTION 6.01. Offer of Employment. (a) As of the Closing Date, the Purchaser or one of its Affiliates shall offer employment to all Covered Employees who are covered by a collective bargaining agreement and who are employed by the Seller or any of its Affiliates as of the Closing Date (including all such Covered Employees on inactive status, e.g. employees who are on layoff, short-term disability, receiving workers' compensation benefits or are on other approved leave with a right to reemployment). Any such Covered Employee on inactive employment status with the Seller or any of its Affiliates as of the Closing Date shall remain on inactive status with the Purchaser and have such recall or reemployment rights as are provided for by the applicable collective bargaining agreement or otherwise required by Law.

(b) As of the Closing Date, the Purchaser or one of its Affiliates shall offer employment to all Covered Employees who are not covered by a collective bargaining agreement ("Non-Union Covered Employees") and who are actively employed by the Seller or any of its Affiliates as of the Closing Date (including such Covered Employees who are on vacation or are receiving workers' compensation benefits while actively employed with the Seller). The Purchaser or one of its Affiliates shall offer employment to any Non-Union Covered Employee who is not actively employed by the Seller or any of its Affiliates as of the Closing Date because such Non-Union Covered Employee is out on short-term disability, receiving workers' compensation benefits or is on other approved leave with a statutory right to reemployment (such as Family and Medical Leave Act leave) as of the date such Non-Union Covered Employee returns to active employment, provided that (x) such Non-Union Covered Employee returns to active employment within 90 days of the Closing Date (however, such 90-day time limitation shall not apply if a Non-Union Covered Employee otherwise has continuing statutory reemployment rights) and (y) the Purchaser or its Affiliate offering employment has a position available for which such Non-Union Covered Employee is qualified or such Non-Union Covered Employee has statutory rights of reemployment. As used herein, "Transferred Employee" shall mean each such Covered Employee who accepts such offer under Section 6.01 (a) or (b). Nothing contained in this Section 6.01 shall obligate or commit the Purchaser to continue to employ any Transferred Employee after the Closing Date.

SECTION 6.02. Assumption of Collective Bargaining Agreements. As of the Closing Date, the Purchaser or one of its Affiliates shall assume the collective bargaining agreements listed on Section 3.23 of the Disclosure Schedule (the "Labor Agreements"). The Purchaser or one of its Affiliates shall recognize and give full credit to each of the Transferred Employees covered by the Labor Agreements (the "Transferred Union Employees") for service and seniority with or recognized by the Seller or any of its Affiliates to the extent required by the applicable Labor Agreement. The cessation of employment of the Transferred Union Employees with the Seller or any of its Affiliates and their subsequent employment with the Purchaser or one its Affiliates shall not be deemed by the Purchaser to be a break in service or seniority for purposes of the Labor Agreements. The Purchaser and the relevant Affiliates shall recognize the layoff status and current seniority status of Covered Employees covered by a collective bargaining agreement who are on layoff status as of the Closing Date.

SECTION 6.03. Provision of Benefits. Except as otherwise provided in this
Section 6.03, as of the Closing Date, the Transferred Employees shall be covered by the employee benefit plans, programs and policies established or maintained by the Purchaser (the "Purchaser's Plans"). As of the Closing Date, Transferred Employees (the "Lima Transferred Employees") covered by the Warehouse Agreement or Drivers Agreement between Scot Lad-Lima, Inc. a Division of Roundy's, Inc. and Truck Drivers Warehousemen and Helpers Union, Local 908 of the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America (the "Lima Collective Bargaining Agreements") shall be covered under the Central States Southeast and Southwest Areas Pension Fund (the "Multiemployer Pension Plan") and the Ohio Conference of Teamsters Health and Welfare Plan VI ("OCTVI"). Without limiting in any respect the obligation of the Purchaser to assume and comply with the Labor Agreements, nothing contained in this Section
6.03 shall obligate or commit the Purchaser to continue the Purchaser's Plans after the Closing Date or to maintain in effect any particular plans or any level or type of benefits.

SECTION 6.04. Assumption of Midland 401(k) Plan. As of the Closing Date, the Seller shall cause The Midland Grocery Company to transfer the sponsorship of the Assumed 401(k) Plan to the Purchaser and the Purchaser or one of its Affiliates shall assume from The Midland Grocery Company the sponsorship of the Assumed 401(k) Plan and the duties and obligations of The Midland Grocery Company as the sponsor of the Assumed 401(k) Plan. Prior to the Closing Date, the Seller shall take any action necessary to permit the Assumed 401(k) Plan to be adopted by the Purchaser. The Seller shall make, or shall cause The Midland Grocery Company to make, matching contributions under the Assumed 401(k) Plan with respect to all amounts deferred under the Assumed 401(k) Plan as of the Closing Date by Transferred Employees who participate in the Assumed 401(k) Plan.

SECTION 6.05. Withdrawal Liability. Purchaser agrees to comply with the requirements of Section 4204 of ERISA so that no complete withdrawal (as defined in Section 4203 of ERISA) or partial withdrawal (as defined in Section 4205 of ERISA) by the Seller from the Multiemployer Pension Plan will occur by reason of the transactions contemplated by this Agreement. In order to comply with Section 4204 of ERISA with respect to the Multiemployer Pension Plan, the Seller and the Purchaser hereby agree that (i) the Purchaser shall make contributions to the Multiemployer Pension Plan for substantially the same number of "contribution base units" (as defined in Section 4001(a)(11) of ERISA) with respect to the Purchased Business for which the Seller had an obligation to contribute to the Multiemployer Pension Plan and (ii) the Seller and the Purchaser shall use their best efforts to obtain an exemption or variance from the requirements of Sections 4204(a)(1)(B) and (C) of ERISA, but if no such exemption or variance can be obtained, (x) the Purchaser shall post a bond or provide an amount in escrow that satisfies the requirements of Section 4204(a)(1)(B) of ERISA and (y) if the Purchaser withdraws from the Multiemployer Pension Plan in a complete withdrawal or a partial withdrawal before the last day of the fifth plan year beginning after the Closing Date, and the withdrawal liability of the Purchaser with respect to the Multiemployer Pension Plan is not paid, the Seller shall be secondarily liable to the Multiemployer Pension Plan for any withdrawal liability the Seller would have had to the Multiemployer Pension Plan but for
Section 4204 of ERISA.

SECTION 6.06. WARN. The Purchaser shall be responsible for providing any notice required pursuant to Worker Adjustment Retraining and Notification Act with respect to any layoff or plant closing relating to the Purchased Business that occurs as a result of or after the Closing. The Seller shall be responsible for providing any such notice with respect to a layoff or plant closing occurring prior to the Closing. The Seller agrees to provide to the Purchaser at Closing a list of all employees of the Purchased Business, or otherwise employed at any facility to be transferred to the Purchaser, that have been laid off or otherwise terminated by Seller or any of its Affiliates during the 90 days prior to the Closing Date.

SECTION 6.07. Multiemployer Plan Obligations. The Seller shall remain liable for all contributions that were required to be made to the OCTVI and the Multiemployer Pension Plan for the benefit of the Lima Transferred Employees prior to the Closing Date.

SECTION 6.08. Personnel Files. The Seller and its Affiliates shall provide the Purchaser with copies of the personnel files of all Transferred Employees, but, to the extent required by the Health Insurance Portability and Accountability Act of 1996, the Americans with Disabilities Act of 1990 or any applicable state laws protecting the privacy of medical records, shall have no obligation to disclose or transfer to the Purchaser medical records of any Transferred Employee unless the Seller receives a written authorization from the Transferred Employee authorizing the Seller or any of its Affiliates to release such records. The Seller agrees to cooperate with the Purchaser in Purchaser's efforts to obtain any required consent from Transferred Employees.

                                    ARTICLE VII

                              CONDITIONS TO CLOSING

SECTION 7.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, on or prior to the Closing Date, of each of the following conditions:

(a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date, other than representations and warranties made as of another date, which shall be true and correct as of that date, and the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects;

(b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Assets contemplated by this Agreement shall have expired or shall have been terminated;

(c) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against any of the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good-faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.01(c) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action; and

(d) Consents and Governmental Approvals. The Purchaser and the Seller shall have received, each in form satisfactory to the Seller in its sole discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

SECTION 7.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, on or prior to the Closing Date, of each of the following conditions:

(a) Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement (i) that are not qualified by "materiality" or "Material Adverse Effect" shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date and (ii) that are qualified by "materiality" or Material Adverse Effect" shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made of the Closing Date, other than representations and warranties made as of another date, which shall be true and correct as of that date, and the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects;

(b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Assets contemplated by this Agreement shall have expired or shall have been terminated;

(c) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against any of the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good-faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate such transactions or which would have a Material Adverse Effect; provided, however, that the provisions of this Section 7.02(c) shall not apply if the Purchaser has directly or indirectly solicited or encouraged any such Action;

(d) Consents and Approvals. The Purchaser and the Seller shall have received, each in form and substance satisfactory to the Purchaser in its sole discretion, (i) all authorizations, consents, orders and approvals of all Governmental Authorities and officials necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and (ii) the third party consents and estoppel certificates set forth on Section 7.02(d)(ii) of the Disclosure Schedule;

(e) Financing. (i) The Purchaser shall have obtained financing in the amount of $150,000,000 pursuant to, and substantially in accordance with, the terms and conditions specified in the Commitment Letter and
         (ii) the Revolving Loans (as defined in the Credit Agreement) shall have been funded by the RL Lenders (as defined in the Credit Agreement) in an amount equal to the remainder of the Purchase Price plus any fees and expenses associated with the transactions contemplated by this Agreement and the Ancillary Agreements;

(f) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have a Material Adverse Effect;

(g) Title Insurance for Real Property. The Purchaser shall receive, from Chicago Title Insurance Company or any other company approved by the Purchaser (the "Title Company"), an owner's policy of title insurance (or leasehold policy of title insurance), or irrevocable and unconditional binder to issue the same, dated, or updated to, the Closing Date, insuring, or committing to insure, at its ordinary premium rates, the Purchaser's good and marketable title in fee simple to each parcel of Owned Real Property listed in Section 3.14(a) of the Disclosure Schedule (and the Purchaser's leasehold interest in each applicable Purchased Distribution Center), subject only to the Permitted Encumbrances, with all standard printed exceptions waived, and containing such affirmative endorsements as desired by the Purchaser, acting reasonably. At the Closing, the Seller shall pay to the Title Company the premium and other title fees which are payable to the Title Company in respect of such title insurance policy, other than the costs of any affirmative insurance; and

(h) Survey. The Purchaser shall have received, at Purchaser's expense, a currently dated as-built ALTA survey of each parcel of Owned Real Property, prepared and certified to the Purchaser and the Title Company by a certified or registered surveyor approved by the Purchaser.
         Such survey shall: (1) be in form and substance satisfactory to the Purchaser and the Title Company; (2) show any improvements, the location of all easements, rights of way, sewer and water lines, building lines and encroachments, the location of all required building set-back lines and other dimensional regulations and any wetlands; and
         (3) show the location of all abutting or adjoining streets, alleys, curb cuts and the like. In addition, the Purchaser shall have received a Surveyor's Certificate executed by such surveyor, in form and substance reasonably satisfactory to the Purchaser.

                                   ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.01. Survival of Representations and Warranties. (a) The representations and warranties of the Seller contained in this Agreement and the Ancillary Agreements shall survive the Closing until the 18-month anniversary of the Closing Date; provided, however, that (i) the representations and warranties made pursuant to Sections 3.01, 3.16 and 3.21 shall survive indefinitely, (ii) the representations and warranties dealing with Tax matters shall survive until 120 days after the expiration of the relevant statute of limitations for the Tax liabilities in question, and (iii) insofar as any claim is made by the Purchaser for the breach of any representation or warranty of the Seller contained herein relating to environmental matters, such representations and warranties shall, for purposes of such claims by the Purchaser, survive the Closing until the second anniversary of the Closing Date. Neither the period of survival nor the liability of the Seller with respect to the Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

(b) The representations and warranties of the Purchaser contained in this Agreement and the Ancillary Agreements shall survive the Closing until the 18-month anniversary of the Closing Date; provided, however, that the representations and warranties made pursuant to Sections 4.01 and 4.05 shall survive indefinitely. Neither the period of survival nor the liability of the Purchaser with respect to the Purchaser's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Seller. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Seller to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

SECTION 8.02. Indemnification by the Seller. The Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each, a "Purchaser Indemnified Party") shall be indemnified and held harmless by the Seller for and against any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

(i) the breach of any representation or warranty made by the Seller contained in the Acquisition Documents;

(ii) the breach of any covenant or agreement by the Seller contained in the Acquisition Documents;

(iii) any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, Liability or obligation of the Seller occurring or existing prior to the Closing other than the Assumed Liabilities; and

(iv) Liabilities, whether arising before or after the Closing, that are not expressly assumed by the Purchaser pursuant to this Agreement, including the Excluded Liabilities.

To the extent that Seller's undertakings set forth in this Section 8.02 may be unenforceable, the Seller shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser Indemnified Parties.

SECTION 8.03. Indemnification by the Purchaser. The Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (each, a "Seller Indemnified Party") shall be indemnified and held harmless by the Purchaser for and against any and all Losses, arising out of or resulting from:

(i) the breach of any representation or warranty made by the Purchaser contained in the Acquisition Documents ;

(ii) the breach of any covenant or agreement by the Purchaser contained in the Acquisition Documents;

(iii) any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of the Purchaser occurring on or after the Closing (except to the extent relating to the Excluded Liabilities); and

(iv)     the Assumed Liabilities.

To the extent that the Purchaser's undertakings set forth in this Section 8.03 may be unenforceable, the Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Seller Indemnified Parties.

SECTION 8.04. Limits on Indemnification. (a) Notwithstanding anything to the contrary contained in this Agreement, except with respect to claims relating to Taxes or Section 8.04(b) or as set forth in the following sentence: (a) an Indemnifying Party shall not be liable for any claim for indemnification pursuant to Section 8.02 or 8.03, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $2,257,153 (the "Deductible") and then only for Losses which exceed such amount; (b) no Losses may be claimed under Section 8.02 or 8.03 by an Indemnified Party or shall be reimbursable by an Indemnifying Party or shall be included in calculating the aggregate Losses set forth in clause (a) above other than Losses in excess of $100,000 resulting from any single or aggregated claims arising out of the same facts, events or circumstances; and (c) the maximum amount of indemnifiable Losses which may be recovered from an Indemnified Party arising out of or resulting from the causes set forth in Section 8.02(i) or 8.03(i), as the case may be, shall be an amount equal to the $45,143,063 (the "Cap"). Notwithstanding the preceding sentence, the limitations on indemnification set forth in this Section 8.04(a) shall not apply with respect to claims for indemnification by (I) any Purchaser Indemnified Party pursuant to
Section 8.02(iv) or for any environmental matters pursuant to Section 8.02(i) and (II) by any Seller Indemnified Party pursuant to Section 8.03(iv). The provisions of this Section 8.04(a) shall not apply with respect to indemnification for Taxes.

(b) Notwithstanding Section 8.04(a), a Purchaser Indemnified Party shall not be entitled to recover for any claim for indemnification relating to environmental matters pursuant to Section 8.02(i) unless and until the aggregate amount of indemnifiable Losses arising out of or resulting from environmental matters ("Environmental Losses") which may be recovered from the Seller equals or exceeds $750,000 (the "Environmental Deductible") and then only for Environmental Losses which exceed such amount, and the maximum amount of indemnifiable Environmental Losses which may be recovered from the Seller shall be an amount equal to $11,285,766 (the "Environmental Cap"). Any Losses included in the calculation to determine if the indemnifiable Losses which may be recovered by the Purchaser Indemnified Parties pursuant to this Section 8.04(b) exceeds the Environmental Deductible shall not be included in the calculation to determine if the indemnifiable Environmental Losses which may be recovered by the Purchaser Indemnified Parties pursuant to Section 8.04(a) exceeds the Deductible, and any Environmental Losses which are recovered by the Purchaser Indemnified Parties pursuant to this Section 8.04(b) shall not be included in determining if the indemnifiable Losses recovered by the Purchaser Indemnified Parties pursuant to Section 8.04(a) has exceeded the Cap.

SECTION 8.05. Notice of Loss; Third Party Claims. (a) An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

(b) If an Indemnified Party shall receive notice of any Action, audit, demand or assessment (each, a "Third Party Claim") against it or which may give rise to a claim for Loss under this Article VII, within 30 days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this
Article VII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article VII. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within fifteen days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld.

SECTION 8.06. Tax Treatment. The Seller and the Purchaser agree that all payments made by either of them to or for the benefit of the other party hereto under this Article VII, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants shall be treated as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

SECTION 8.07. Provisions Regarding Environmental Remediation. In the event that a Remedial Action is required by any Environmental Law, any Governmental Authority or as a result of any Third Party Claim in connection with an Environmental Liability subject to the indemnification set forth in Section 8.02(i), the Seller shall perform the Remedial Action. In each case concerning any particular Real Property that is either Owned Real Property or Leased Real Property (any such parcel, the "Subject Property"):

(a) Subject to the Seller complying with the provisions of this Section 8.07(a), the Seller, and those Persons acting on behalf of the Seller, may, prior to the Remedial Action Approval Date, enter upon and use the Subject Property, at reasonable times and with reasonable prior notice, including use of roads and driveways, solely for the purpose of performing the Remedial Action. "Remedial Action Approval Date" means the date that either (A) a "No Further Action" letter or other document issued by the applicable Governmental Authority indicating that no additional Remedial Action need be performed with respect to the environmental condition in question, or
         (B) in the circumstance where no Governmental Authority is involved, a document issued by a reputable environmental engineer, approved by both the Seller and the Purchaser, indicating that, in such environmental engineer's opinion, no additional Remedial Action need be performed with respect to the environmental condition in question so as to protect health, safety or the environment (the document described in either clause (A) or (B) immediately preceding, a "Remedial Action Approval"), such Remedial Action Approval being satisfactory to the Purchaser, is delivered to the Purchaser.

(b) The Seller shall perform the Remedial Action at the Subject Property in compliance with all Laws, including Environmental Laws, and in such a manner as to minimize, to the extent practicable, damage to the Subject Property (including to the improvements, fixtures and appurtenances thereon) and the disruption of or interference with the Purchaser's use of the Subject Property (including the improvements, fixtures and appurtenances thereon). The Purchaser shall not use the Subject Property in such a manner as would exacerbate the condition that is subject to the Remedial Action.

(c) The Seller shall be responsible for the cost of any repairs, replacements or damages to the improvements, fixtures and appurtenances within the Subject Property to the extent caused by the act or omission of the Seller or caused by any Remedial Action performed by or on behalf of the Seller.

(d) The Seller may connect to any utility lines which serve the Subject Property, in order to provide water, electric, telephone, sanitary sewer, storm sewer and other utility services to the Seller in connection with the Remedial Action; provided, however, that the Seller shall obtain all necessary utility approvals and permits prior to making any connections; and provided further that the Seller shall reimburse the Purchaser for all costs and expenses which the Purchaser incurs as a result of the Seller's use of such utilities.

(e) The Seller shall provide copies to the Purchaser of all draft and final correspondence, workplans and reports relating to the Remedial Action, whether prepared by or on behalf of the Seller or received by or on behalf of the Seller, and, with respect to any correspondence, workplans or reports that the Seller contemplates submitting to any Governmental Authority, prior to such submittal, the Seller shall give the Purchaser adequate time for review and approval of all such documents. The Purchaser may, at its own expense, hire its own consultants, attorneys or other professionals to monitor the Remedial Action, including any fieldwork performed by or on behalf of the Seller, and the Seller shall promptly and in good faith provide the Purchaser (and those acting on behalf of the Purchaser) access to the worksite and the results of such fieldwork.

                                    ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)      by the Purchaser if, between the date hereof and the Closing Date:
         (i) an event or condition occurs that has resulted in a Material Adverse Effect, (ii) any representations and warranties of the Seller contained in this Agreement (1) that are not qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct in all material respects when made or (2) that are qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct when made, (iii) the Seller shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it (in the case of clauses (ii) and (iii), which breach cannot be or has not been cured within 30 days after the giving of written notice of such breach by the Purchaser to the Seller) or (iv) the Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

(b) by either the Seller or the Purchaser if the Closing shall not have occurred by June 30, 2005; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(d)      by the mutual written consent of the Seller and the Purchaser.

SECTION 9.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except
(a) as set forth in Sections 5.03 and 10.01 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

                                     ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                                  (a) if to the Seller:

                                      Roundy's, Inc.
                                      P.O. Box 473
                                      Milwaukee, Wisconsin 53201-0473
                                      Fax No.:  (414) 231-7979
                                      Attention:  Edward G. Kitz - MS 2040

                                      with a copy to:

                                      Whyte Hirschboeck Dudek S.C.
                                      555 E. Wells Street, Suite 1900
                                      Milwaukee, Wisconsin 53202-3819
                                      Fax No.:  (414) 223-5000
                                      Attention:  John F. Emanuel

                                  (b) if to the Purchaser:

                                      Nash Finch Company
                                      7600 France Avenue South
                                      P.O. Box 355
                                      Minneapolis, Minnesota 55440-0355
                                      Fax No.:  (952) 806-6984
                                      Attention:  Kathleen E. McDermott

                                      with a copy to:

                                      Shearman & Sterling LLP
                                      599 Lexington Avenue
                                      New York, New York 10022-6069
                                      Fax No.:  (212) 848-7179
                                      Attention:  W. Jeffrey Lawrence

SECTION 10.03. Public Announcements. Except for disclosures by the Seller to its lenders and investors, neither party hereto shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by Law or applicable stock exchange regulation, and the parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication.

SECTION 10.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 10.05. Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

SECTION 10.06. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that (i) the Purchaser or the Seller may assign this Agreement or any of their respective rights and obligations hereunder to one or more of their respective Affiliates and (ii) Purchaser may grant a security interest in its rights hereunder to its creditors, in each case, without the consent of the other party, provided that the Purchaser and the Seller shall remain liable for all of their respective obligations under this Agreement.

SECTION 10.07. Amendment. This Agreement may not be amended or modified except
(a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 10.08.

SECTION 10.08. Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties,
(b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto or (c) waive compliance with any of the agreements of the other parties or conditions to such parties' obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 10.09. No Third Party Beneficiaries. Except for the provisions of
Article VIII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

SECTION 10.10. Specific Performance. The Seller acknowledges and agrees that the Purchaser would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Purchaser could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Purchaser may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

SECTION 10.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court in either of the States of Minnesota or Wisconsin. The parties hereto hereby (a) submit to the exclusive jurisdiction of any Minnesota or Wisconsin state or federal court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

SECTION 10.12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

SECTION 10.13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                 ROUNDY'S, INC.


                                 By: /s/ Darren W. Karst
                                     ------------------------------------
                                     Name: Darren W. Karst
                                     Title: Executive Vice President, CFO


                                 NASH FINCH COMPANY


                                 By: /s/ LeAnne M. Stewart
                                     ------------------------------------
                                     Name: LeAnne M. Stewart
                                     Title: Senior Vice President and CFO